EXHIBIT 4.1

                       AMENDED AND RESTATED
                   CERTIFICATE OF INCORPORATION
                                OF
                    UNITED WASTE SYSTEMS, INC.


     United Waste Systems, Inc., a corporation organized and existing under the laws of the State of Delaware (the
"corporation"), hereby certifies as follows:

     1. The name of the corporation is United Waste Systems, Inc., and the name under which the corporation was originally incorporated is Jacobs Environmental, Inc. The date of filing of the corporation's original Certificate of Incorporation with the Office of the Secretary of State of Delaware was July 12, 1989.

     2. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of the corporation by eliminating the Class B Common Stock.

     3. This Amended and Restated Certificate of Incorporation was duly adopted by Written Consent of the Sole Director and a Majority of Stockholders Entitled to Vote Thereon in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware. Written notice of the adoption of the Amended and Restated Certificate of Incorporation has been given as provided by Section 228(d) of such General Corporation Law to every stockholder entitled thereto.

     4. The text of the Certificate of Incorporation is hereby amended in its entirety and restated to read as hereinafter set forth:


                            ARTICLE I

     The name of the corporation is: United Waste Systems, Inc.


                            ARTICLE ii

     The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street,
Wilmington, County of New Castle. The name of its registered agent is The Corporation Trust Company.






                           ARTICLE III

     The nature of the business to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                            ARTICLE IV

     The amount of the total authorized capital stock of the corporation is 95,000,000 shares, divided into: (a) 75,000,000 shares of Common Stock having a par value of $0.001 per share and the rights designated in Section (A) below; and (b) 20,000,000 shares of Preferred Stock having a par value of $0.001 per share and the rights and preferences designated in Section (B) below.


                    SECTION (A) - COMMON STOCK

     1.   DIVIDENDS

     Holders of Common Stock shall be entitled to receive on a per share basis such dividends and other distributions in cash, stock or property of the corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the corporation legally available therefor.

     2.   VOTING

     Except as otherwise required by statute or specifically provided by this Amended and Restated Certificate of Incorporation, holders of the Common Stock shall have the sole right and power to vote on all matters on which a vote of stockholders is to be taken. At every meeting of the stockholders, each holder of Common Stock shall be entitled to cast one vote in person or by proxy for each share of Common Stock outstanding in his name on the stock record books of the corporation.

     3.   LIQUIDATION RIGHTS

     In the event of any dissolution, liquidation or winding up of the affairs of the corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the corporation, subject to the liquidation preferences of any holders of Preferred Stock, as set forth in Section (B) hereof, the remaining assets and funds of the Corporation shall be divided among and paid ratably to the holders of Common Stock. A merger or consolidation of the corporation with or into any other corporation or a sale or conveyance of all or any part of the assets of the corporation (which shall not in fact result in the liquidation of the corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the corporation within the meaning of this Paragraph 3.


                  SECTION (B) - PREFERRED STOCK

     The Board of Directors is expressly authorized, from time to time, (i) to fix the number of shares of one or more series of the Preferred Stock; (ii) to determine the designation of any such series; (iii) to determine or alter, without limitation or restriction, the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of the Preferred Stock; and (iv) within the limits or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to increase or decrease (but not below the number of shares then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

     The designation and terms of the initial three series of the Preferred Stock re as follows:

SECTION (B) (1) SERIES A REDEEMABLE PREFERRED STOCK

     1.   DESIGNATION

     There shall be a Series of Preferred Stock to be known as "Series A Redeemable Preferred Stock, Par Value of $0.001 Per Share" )hereinafter sometimes referred to as "Series A Redeemable Preferred Stock") consisting of 900 shares of Preferred Stock.

     2.   DIVIDENDS

     The holders of shares of Series A Redeemable Preferred Stock shall be entitled to receive, if and when declared payable from time to time by the Board of Directors from funds legally available therefor, dividends at the rate of $130.00 per annum per share, and no more, payable semi-annually on March 1 and September 1 in each year, commencing September 1, 1991, to holders of record on the respective dates fixed for the purpose by the Board of Directors in advance of payment of each dividend.
Dividends with respect to shares of Series A Redeemable Preferred
Stock shall accumulate from the date of issue thereof except that dividends on any shares of Series A Redeemable Preferred Stock subscribed for prior to the date (the "Authorization Date") on which the Certificate of Incorporation of the corporation is amended to authorize the issuance of shares of Preferred Stock, shall accumulate from their respective subscription dates. If dividends shall not have been paid, or declared and set apart for payments, upon all outstanding shares of Series A Redeemable
Preferred Stock at the aforesaid rate, such deficiency shall be cumulative in full (and thereby accumulate). Accumulation of dividends on the Series A Redeemable Preferred Stock shall not bear interest. No dividend shall be paid or declared and set apart for payment, or made, on any date ("Junior Dividend Payment Date") on or in respect of the Common Stock or any other class or series of class of stock of the corporation ranking junior to the Series A Redeemable Preferred Stock as to dividends unless the corporation has paid all dividends on all outstanding shares of Series A Redeemable Preferred Stock which have accumulated and are unpaid up to the date on which the holders of Series A
Redeemable Preferred Stock were entitled to receive a dividend payment if declared payable, which date coincides with or next precedes the Junior Dividend Payment Date. With respect to accumulated and unpaid dividends on Series A Redeemable Preferred
Stock and any class or series of class of stock of the corporation which are pari passu with the shares of Series A
Redeemable Preferred Stock with regard to the right to receive accumulated and unpaid dividends, of and when declared payable, dividends shall be paid pro-rata in proportion with each holder's respective amount of accumulated and unpaid dividends through the date on which the holders were entitled to receive dividends, if declared payable, which date coincides with or next precedes the date on which payment is made.

     3.   REDEMPTION

          (a) Optional Redemptions. The outstanding shares of Series A Redeemable Preferred Stock may be redeemed, in whole or in part, at the option of the corporation by a vote of the Board of Directors, at any time or from time to time at the redemption price per share of $1,000 together, in all cases, with an amount equal to all dividends accumulated and unpaid thereon to the date fixed for such redemption.

          (b)  Mandatory Redemptions.   The corporation shall
redeem each share of Series A Redeemable Preferred Stock from funds legally available therefor, at the redemption price of $1,000 per share plus dividends accumulated and unpaid thereon to the date fixed for such redemption, upon the earlier to occur of
(i) the third anniversary of (I) with respect to shares other than those subscribed for prior to the Authorization Date, the date of issue thereof or (II) with respect to shares subscribed for prior to the Authorization Date, the subscription date, of
(ii) at the closing of a public offering by the corporation of its equity securities if the holder of such shares of Series A Redeemable Preferred Stock is the holder of warrants to purchase shares of Common Stock which shares of Common Stock, upon exercise of such warrants are included in such offering, but only to the extent that the redemption proceeds equal the exercise price under the warrants for the shares included in such offering.

          (c) Other Provisions. No Common Stock or any other class or series of any class of stock of the corporation ranking junior to the Series A Redeemable Preferred Stock as to redemption payments may be purchased unless all redemption payments with respect to the Series A Redeemable Preferred Stock which are in arrears as of such date, have been paid in full. Notice of any proposed redemption of any shares of Series A Redeemable Preferred Stock shall be given by mailing a copy of such notice, postage prepaid, to the holders of record of the shares of Series A Redeemable Preferred Stock to be redeemed, at their respective addresses then appearing on the books of the corporation, not more than ninety (90) nor less than thirty (30) days prior to the date fixed for redemption, but no failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceeding for the redemption of Series A Redeemable Preferred Stock to be redeemed. Notice of redemption having been duly given, if the corporation, at its option, deposits an amount equal to the redemption payment in a depositary account in a bank or trust company doing business in the Borough of Manhattan of the State and City of New York in trust for payment to the holders of the shares to be redeemed and delivers irrevocable instructions to the depositary to apply such deposit only to the redemption of the shares to be redeemed if claimed within six years of the redemption date and then return all unclaimed amount, if any, to the corporation, then all shares of Series A Redeemable Preferred Stock with respect to which such deposit shall have been made shall forthwith, whether or not the date fixed for such redemption shall have occurred or the certificates for such shares shall have been surrendered for cancellation, be deemed no longer to be outstanding for any purpose, and all rights with respect to such shares shall thereupon cease and terminate, except the right of the holders of the certificates for such shares to receive on the redemption date (or such earlier date, if any, as may be fixed by the Board of Directors), the redemption price to which they are entitled, without interest.

     4.   VOTING RIGHTS

     The holders of the Series A Redeemable Preferred Stock shall not, except as required by law or as otherwise set forth herein, have any right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of the corporation's stockholders. On any matters on which the holders of the Series A Redeemable Preferred Stock shall be entitled to vote, they shall be entitled to one vote for each share held.

     5.   LIQUIDATION OR DISSOLUTION

     In the event of any dissolution, liquidation or winding up of the corporation, whether voluntary or involuntary, the holders of the then outstanding shares of Series A Redeemable Preferred Stock shall be entitled to receive, for each such share, payment in cash equal to $1,000, plus an amount equal to all dividends accumulated and unpaid thereon to the date fixed for such payment, and no more, before any distribution of assets shall be made to the holder of shares of Common Stock or any other class or series of a class of stock of the corporation ranking junior to the Series A Redeemable Preferred Stock as to distribution on liquidation, dissolution or winding up, but if the distributable assets are insufficient to make such payment in full to the holders of Series A Redeemable Preferred Stock and any class or series of class of stock of the corporation ranking pari passu to the Series A Redeemable Preferred Stock as to distribution on liquidation, dissolution or winding up, such assets shall be distributed among the holder of outstanding shares of Series A Redeemable Preferred Stock and such other classes and series, ratably per share in proportion to the full per share amounts to which they respectively are entitled to.

     6.   LIMITATIONS

          (a) So long as any shares of the Series A Redeemable Preferred Stock are outstanding and unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least a majority of all of the outstanding shares of Series A Redeemable Preferred Stock (given in person or by proxy, either by written consent pursuant to Section 228 of the Delaware General Corporation Law or by a vote at a special meeting of stockholders called for such purpose or at any annual meeting of stockholders, with the holders of Series A Redeemable Preferred Stock voting as a class and with each share of Series A Redeemable Preferred Stock having one vote) shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of this Section (B) which sets forth the powers, designations, preferences and rights of Series A Redeemable Preferred Stock.

          (b) So long as any shares of the Series A Redeemable Preferred Stock are outstanding and unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least a majority of all of the outstanding shares of Series A Redeemable Preferred Stock (given in person or by proxy, either by written consent pursuant to Section 228 of the Delaware General Corporation Law or by a vote at a special meeting of stockholders called for such purpose or at any annual meeting of stockholders, with the holders of Series A Redeemable Preferred Stock voting as a class and with each share of Series A Redeemable Preferred Stock having one vote) shall be required prior to (i) the creation of any class or series of capital stock of the corporation ranking senior as to the right to receive accumulated and unpaid dividends, redemption payments in arrears and/or liquidation preference to the Series A Redeemable Preferred Stock or (ii) the sale, lease or conveyance of all or substantially all of the corporation's assets or the merger or consolidation of the corporation with or into any other entity if as a result of such transaction the Series A Redeemable Preferred Stock would be purchased for or otherwise converted into consideration of less than its liquidation preference plus any accrued and unpaid dividends, or as a result of which the Series A Redeemable Preferred Stock would continue in existence (either as stock in the corporation or in the surviving company in a merger) but with an adverse alteration in its specified designations, rights, preferences or privileges.

          (c) Nothing herein contained shall be construed so as to require a series vote or the consent of the holders of the outstanding shares of Series A Preferred Stock (i) in connection with any increase in the total number of authorized shares of Common Stock or Preferred Stock, or (ii) in connection with the authorization or increase of any class or series of capital stock ranking junior as to or pari passu with the Series A Redeemable Preferred Stock with regard to the right to receive accumulated and unpaid dividends, redemption payments in arrears or distributions upon liquidation, dissolution or winding up.

     The limitations stated above shall not apply if, at or prior to the time when the distribution, payment, purchase, redemption, discharge, conversion, exchange, amendment, alteration, repeal, issuance, sale, lease, conveyance merger or consolidation is to occur, as the case may be, provision is made for the redemption of all shares of Series A Redeemable Preferred Stock at the time outstanding in accordance with the terms of Paragraph 3 of Section (B)(1). Nothing herein contained shall in any way limit the right and power of the corporation to issue the presently authorized but unissued shares of its capital stock, or bonds, notes, mortgages, debentures, and other obligations, and to incur indebtedness to banks and to other lenders.

     7.   RANKING OF SERIES A REDEEMABLE PREFERRED STOCK

     With regard to rights to receive dividends which have accumulated and are unpaid up to a date for which the holder is entitled to receive dividends, if declared payable, redemption payments which are in arrears, and distribution upon liquidation, dissolution or winding up of the corporation, except if approved in accordance with Paragraph 6(b) of Section (B)(1), the Series A Redeemable Preferred Stock shall rank senior to all Common Stock of the corporation and shall not be junior to any class or series of a class of stock of the corporation.

 SECTION (B)(2) SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK

     1.   DESIGNATION

     There shall be a Series of Preferred Stock to be known as "Series B Cumulative Convertible Preferred Stock, Par Value of $0.001 Per Share" (hereinafter sometimes referred to as "Series B Convertible Preferred Stock") consisting of 600,000 shares of Preferred Stock.


     2.   DIVIDENDS

     The holders of shares of Series B Convertible Preferred
Stock shall be entitled to receive, if and when declared payable from time to time by the Board of Directors from funds legally available therefore, dividends on each share of Series B
Convertible Preferred Stock at the rate of $.18 per share per annum (adjusted proportionately in the event shares of Series B
Convertible Preferred Stock are subdivided into a greater number or combined into a lesser number), and no more, payable semi-annually on March 1 and September 1 in each year, from and including the date of issuance of such shares to and including the date on which such shares are converted, to holders of record on the respective daters fixed for the purpose by the Board of Directors in advance of payment of each dividend. Such dividends will accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the corporation legally available for the payment of dividends. The date on which the corporation initially issues any shares will be deemed to be its "date of issuance" regardless of the number of times transfer of such shares is made on the stock records maintained by or for the corporation and regardless of the number of certificates which may be issued to evidence such shares. If dividends shall not have been paid, or declared and set apart for payments, upon all outstanding shares of Series B Convertible
Preferred Stock at the aforesaid rate, such deficiency shall be cumulative in full (and thereby accumulate). Accumulation of dividends on the Series B Convertible Preferred Stock shall not bear interest. No dividend shall be paid or declared and set apart for payment, or made, on any date (Junior Dividend Payment
Date") on or in respect of the Common Stock or any other class or series of class of stock of the corporation ranking junior to the Series B Convertible Preferred Stock as to dividends unless the corporation has paid all dividends on all outstanding shares of Series B Convertible Preferred Stock which have accumulated and are unpaid up to the date on which the holders of Series B
Convertible Preferred Stock were entitled to receive a dividend payment, which date coincides with or next precedes the Junior
Dividend Payment Date. With respect to accumulated and unpaid dividends on Series B Convertible Preferred Stock and any class or series of class of stock of the corporation which are pari passu with the shares of Series B Convertible Preferred Stock with regard to the right to receive accumulated and unpaid dividends, dividends shall be paid pro-rata in proportion with each holder's respective amount of accumulated and unpaid dividends through the date on which the holders were entitled to receive dividends, which date coincides with or next precedes the date on which payment is made. No optional redemption of shares of stock of any class or series of class of stock of the corporation which is pari passu with the shares of Series B
Convertible Preferred Stock with regard to the right to receive accumulated and unpaid dividends shall be made at a time when there remain accumulated and unpaid dividends on any outstanding shares of Series B Convertible Preferred Stock.

     3.   VOTING RIGHTS

     Except as otherwise provided by law or the provisions of this Certificate of Incorporation, the holders of Series B Convertible Preferred Stock will vote together with the holders of Common Stock voting together as a single class on an as converted basis with each holder of Series B Convertible Preferred Stock being entitled to cast the number of votes that such holders would have been entitled to cast had they converted their shares of Series B Convertible Preferred Stock immediately prior to the record date of such vote. To the extent that the holders of Series B Convertible Preferred Stock are entitled by law or the provisions of this Certificate of Incorporation to vote on any matter as a separate series, then the holders of Series B Convertible Preferred Stock will note together as a single series, and each share of the series so voting will be entitled to one vote.

     4.   CONVERSION

          (a)  Voluntary Conversion Procedure.

(i) Any holder of Series B Convertible Preferred Stock may convert all or any portion of the Series B Convertible Preferred Stock (including any fraction of a share) held by such holder into a number of shares of the corporation's Common Stock computed by multiplying the number of shares to be converted by $2.25 (adjusted proportionately in the case of the subdivision or combination of shares of Series B Convertible Preferred Stock) and dividing the result by the Conversion Price (as defined below) then in effect.

(ii) Each conversion of Series B Convertible Preferred
Stock will be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series B Convertible Preferred Stock to be converted have been surrendered at the principal office of the corporation. At such time as such conversion has been effected, the rights of the holder of such Series B Convertible Preferred Stock as such holder will cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

(iii)As soon as possible after a conversion has been effected (but in any event within three (3) business days in the case of sub-paragraph (I) below), the corporation will deliver to the converting holder: (I) a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denominations as the converting holder has specified; and (II) a certificate representing any shares of Series B Convertible Preferred Stock which were represented by the certificate or certificates delivered to the corporation in connection with such conversion but which were not converted.

(iv) The issuance of certificates for shares of Common
Stock upon conversion of Series B Convertible Preferred Stock will be made without charge to the holders of such Series B Convertible Preferred Stock for any issuance tax in respect thereof or other costs incurred by the corporation in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of each share of Series B Convertible Preferred Stock, the corporation will take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion will be validly issued, fully paid and nonassessable.

(v) The corporation will not close its books against the transfer of Series B Convertible Preferred Stock or of Common
Stock issued or issuable upon conversion of Series B Convertible
Preferred Stock in any manner which interferes with the timely conversion of Series B Convertible Preferred Stock.

(vi) If any fractional interest in a share of Common
Stock would, except for the provisions of this sub-paragraph, be deliverable upon any conversion of the Series B Convertible Preferred Stock, the corporation, in lieu of delivering the fractional share therefor, may pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.



     The "Market Price" of any security shall mean the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sale on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar success organization, in each such case averaged over a period of twenty-one (21) days consisting of the day as of which "Market Price" is being determined and the twenty (20) consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" will be the fair value thereof determined jointly by the corporation and the holders of a majority of the Series B Convertible Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, such fair value will be determined by an independent appraiser jointly selected and compensated by the corporation and the holders of a majority of the Series B Convertible Preferred Stock.

          (b)  Automatic Conversion.

(i) All of the Series B Convertible Preferred Stock will automatically convert into a number of shares of the corporation's Common Stock computed by multiplying the number of outstanding shares of Series B Convertible Preferred Stock by $2.25 (adjusted proportionately in the case of the subdivision or combination of shares of Series B Convertible Preferred Stock)
and dividing the result by the Conversion     Price then in
effect, upon the date of admission of any class or series of the corporation's Common Stock to quotation in an inter-dealer quotation system of a nationally recognized securities association such as NASDAQ System, or the listing of such Common Stock on a national securities exchange (or immediately prior to the exchange of the corporation's Common Stock for stock which is so listed). Upon the occurrence of the event specified in the previous sentence, the outstanding shares of Series B Convertible Preferred Stock shall be converted automatically without any further action by the holders of such shares or the corporation, and whether or not the certificates representing such shares are surrendered to the corporation.

(ii) Notice of the automatic conversion of shares of Series B Convertible Preferred Stock shall be promptly given by the corporation by mailing a notice to holders of record of the shares of Series B Convertible Preferred Stock at their respective addresses appearing on the books of the corporation. Said notice shall indicate (A) that all shares of Series B Convertible Preferred Stock have been converted into shares of Common Stock, (B) the place at which the shares of Series B Convertible Preferred Stock will, upon presentation and surrender of the certificates of stock evidencing such shares, be exchanged for shares of Common Stock, (C) the then effective Conversion Price (as defined herein) and (D) that the Series B Convertible Preferred Stock is no longer deemed to be outstanding. Any failure or defect in such notice shall not, in any event, affect the validity or effectiveness of such conversion.

(iii) The corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless certificates evidencing such shares of the Series B Convertible Preferred Stock being converted are delivered to the corporation, or the holder notifies the corporation that such certificates have been lost, stolen or destroyed and executed an agreement satisfactory to the corporation to indemnify the corporation from, or otherwise satisfies the corporation with respect to, any loss incurred by it in connection therewith.

(iv) The corporation will, as soon as practicable after the deposit of certificates for shares of Series B Convertible
Preferred Stock, deliver to the person whose Series B Convertible
Preferred Stock was so surrendered, or to his nominee or nominees, certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid. The corporation shall at the time of conversion pay to the holder of record of any share or shares of Series B Convertible Preferred Stock any accrued but unpaid dividend (either in cash or in additional shares of Common Stock, valued at their Market Price at the time of conversion) on said Series B Convertible Preferred Stock so surrendered for conversion, except that no payment or adjustment shall be made for any accrued but unpaid dividends for the then current semi-annual dividend period or for the semi-annual dividend period immediately preceding the then current semi-annual dividend period.

          (c)  Conversion Price.



(i)  The initial Conversion Price will be $2.25.
In order to prevent dilution of the conversion rights granted with respect to the Series B Convertible Preferred Stock, the Conversion Price will be subject to adjustment from time to time pursuant to Paragraphs 4(c)(ii), 4(c)(iii) and 4(c)(iv) of this Section (B)(2). The corporation shall be deemed to have issued or sold Common Stock for purposes of this Paragraph 4(c) in accordance with the provisions of Paragraph 4(d) hereof.

(ii) If during the "Initial Adjustment Period," as hereinafter defined, the corporation has issued or is deemed to have issued Common Stock for an "Average Price," as hereinafter defined, of less than the Conversion Price in effect at the beginning of the Initial Adjustment Period, then the Conversion Price shall be reduced to such Average Price effective as of the last day of the Initial Adjustment Period.

     The "Initial Adjustment Period" shall be the period beginning on June 10, 1991, and ending on the earlier of (A) the date on which the corporation has issued since June 10, 1991, an aggregate amount of Equity Securities (as defined in the Exchange
Act) including, without limitation, the face amount of any debt or other securities of the corporation which is issued in connection with the issuance of Equity Securities for which it has received $10 million of consideration in the aggregate, and
(B) one hundred and eighty (180) days following the final issuance of Series B Convertible Preferred Stock required to be made under the Construction Agreement between the corporation and Sevenson Environmental Services, Inc. dated as of June 10, 1991. The "Average Price" shall mean the total consideration received or deemed to have been received by the corporation for all of the Common Stock issued or deemed to have been issued during the Initial Adjustment Period divided by the total number of shares of Common Stock issued or deemed issued during the Initial Adjustment Period; provided, however, in determining the "Average Price," Common Stock will be deemed to have been issued if the price per share is less than, equal to, or greater than the Conversion Price in effect during the Initial Adjustment Period.

(iii) If at any time after the Initial Adjustment Period, the corporation issues or sells or is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, the Conversion Price will be reduced to the Conversion Price determined by dividing (A) the sum of (1) the product derived by multiplying the Conversion Price in effect immediately prior to such issue or sale times the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received by the corporation upon such issue or sale, by (B) the number of shares of Common Stock outstanding immediately after such issue or sale. For purpose of this Paragraph 4, all shares of Common Stock issuable upon exercise of outstanding Options (as hereinafter defined) or conversion of outstanding Convertible Securities (as hereinafter defined) will be considered outstanding.

(iv) In addition, the Conversion Price shall be reduced by $.05 per share (adjusted proportionately for any adjustment of the Conversion Price by reason of subdivisions or combinations of shares of Common Stock) for each $500,000 of shortfall, if any, between the corporation's consolidated proforma net earnings for fiscal year 1992 and its projected proforma net earnings for fiscal year 1992 of $9,960,000, but in no event will the Conversion Price per share be reduced to less than $1.80 (subject to adjustment upon subdivisions or combinations of shares of Common Stock) pursuant to this Paragraph 4(c)(iv). Consolidated proforma net earnings of the corporation for 1992 shall be determined by the corporation's independent public accountants, in accordance with the requirements of Article 11 of Securities and Exchange Commission Regulation S-X as then in effect.

(v) Notwithstanding anything herein to the contrary, no adjustment to the Conversion Price will be made pursuant to Paragraphs 4(c)(ii) or 4(c)(iii) of the Section (B)(2) however,
(A) upon the grant or exercise of any Options which may hereafter be granted or exercised under any employee benefit plan, agreement or arrangement approved by the corporation's Board of Directors for or with its employees, officers, consultants or directors other than Bradley S. Jacobs ("Jacobs") or an entity controlled by him; (B) upon any issuance or sale of Common Stock which immediately precedes the admission of such class or series of the corporation's Common Stock to quotation in an inter-dealer quotation system of a nationally recognized securities association such as the NASDAQ System or the listing of such Common Stock on a national securities exchange; (C) upon the issuance or sale of Common Stock or Convertible Securities upon the exercise of any rights or warrants to subscribe for or purchase Common Stock or Convertible Securities; (D) upon the issuance or sale of Common Stock upon conversion of any Convertible Securities heretofore issued, whether or not any adjustment in the Conversion Price was made or required to be made upon the issuance or sale of such Convertible Securities;
(E) upon issuance of shares of Common Stock or Convertible Securities (or related Options) to investment bankers, brokers, finders or the like as compensation for services rendered or to be rendered to the corporation in connection with the acquisitions of businesses or the raising of equity or debt financing for the corporation except Jacobs or an entity controlled by him; (F) upon the issuance of shares of Common Stock or Convertible Securities (or related Options) to any banking or other financial institution in connection with a loan to the corporation or any of its subsidiaries; or (G) upon the issuance of any shares of Common Stock or Convertible Securities (or related Options) to any person or entity which sells its business, assets or stock to the corporation or any of its subsidiaries in exchange for capital stock of the corporation.

(d) Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under Paragraph 4(c), the following will be applicable:

(i) Issuance of Rights or Options. If the corporation in any manner grants any rights or options to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options will be deemed to be outstanding and to have been issued and sold by the corporation for such price per share. For purposes of this Paragraph, the "price per share for which Common Stock is issuable" will be determined by dividing (A) the total amount, if any received or receivable by the corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price will be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities.
If the corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities will be deemed to be outstanding and to have been issued and sold by the corporation for such price per share. For the purposes of this Paragraph, the "price per share for which Common Stock is issuable" will be determined by dividing (A) the total amount received or receivable by the corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price will be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this Paragraph 4, no further adjustment of the Conversion Price will be made by reason of such issue or sale.

(iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock change at any time (other than pursuant to provisions which are intended to give the holders of such Options or Convertible Securities substantially the same protection as that provided by Paragraph 4(c) above and this Paragraph 4(d)), the Conversion Price in effect at the time of such change will be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

(iv) Treatment of Expired Options and Unexercised
Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities without the exercise of any such Option or right which was not outstanding on June 10, 1991, the Conversion Price then in effect hereunder will be adjusted to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

(v)  Calculation of Consideration Received.  If any
Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the corporation therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration consists of securities, in which case the amount of consideration received by the corporation will be the Market Price thereof as of the date of receipt. In computing the Market Price of a note or other obligation which is not listed on a securities exchange or quoted in the NASDAQ System or reported by the National Quotation Bureau, Incorporated, the total consideration received by the corporation (including interest) will be discounted at the prime rate of interest at The First National Bank of Chicago in effect at the time the note or obligation is deemed to have been issued in connection with any merger in which the corporation is the surviving corporation, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash and securities will be determined by the corporation's Board of Directors.

(vi) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option will be deemed to have been issued for a consideration of $.01.

(vii) Treasury Shares.  The number of shares of Common
Stock outstanding at any given time does not include shares owned or held by or for the account of the corporation or any subsidiary of the corporation, and the disposition of any shares so owned or held will be considered an issue or sale of Common
Stock.

(viii) Record Date. If the corporation takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities, or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(e) Subdivision or Combination of Common Stock. If the corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced, and if the corporation at any time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(f)  Reorganization, Reclassification, Consolidation,
Merger of Sale. Any capital reorganization, reclassification, consolidation, merger or sale of all or substantially all of the corporation's assets to another person which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, the corporation will make provisions to insure that each of the holders of Series B Convertible Preferred Stock will thereafter have the right to acquire and receive, in lieu of or in addition to the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series B Convertible Preferred Stock such shares of stock, securities or assets as such holders would have received in connection with such Organic Change if such holder had converted their Series B Convertible Preferred Stock immediately prior to such Organic Change. In any such case, the corporation will make provisions to insure that the provisions of Section B(2) will thereafter be applicable to the Series B Convertible Preferred Stock. The corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (if other than the corporation) resulting from consolidation or merger or the corporation purchasing such assets assumes by written instrument, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

(g) Certain Events. If any event occurs of the type contemplated by the provisions of this Paragraph 4 but not expressly provided for by such provisions, then the corporation's board of directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Preferred Stock; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to Paragraph 4 or decrease the number of shares of Common Stock issuable upon conversion of each share of Series B Convertible Preferred Stock.

(h)  Notices.

(i)  Immediately upon any adjustment of the Conversion
Price, the corporation will give written notice thereof to all holders of Series B Convertible Preferred Stock.

(ii) The corporation will give written notice to all holders of Series B Convertible Preferred Stock at least twenty
(20) days prior to the date on which the corporation closes its books or takes a record (A) with respect to any dividend or distribution upon Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock, or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

(iii) The corporation will also give written notice to the holders of Series B Convertible Preferred Stock at least twenty (20) days prior to the date on which any Organic Change will take place.

     5.   LIQUIDATION OR DISSOLUTION

     In the event of any dissolution, liquidation or winding up of the corporation, whether voluntary or involuntary, the holders of the then outstanding shares of Series B Convertible Preferred Stock shall be entitled to receive, for each such share, payment in cash equal to $2.25 per share (adjusted proportionately in the event shares of Series B Convertible Preferred Stock are subdivided into a greater number or combined into a lesser number), plus an amount equal to all dividends accumulated and unpaid thereon to the date fixed for such payment (the "Liquidation Value"), and no more, before any distribution of assets shall be made to any holder of shares of Common Stock or any other class or series of class of stock of the corporation ranking junior to the Series B Convertible Preferred Stock as to distribution or liquidation, dissolution or winding up, but if the distributable assets are insufficient to make such payment in full to the holders of Series B Convertible Preferred Stock and any class or series of class of stock of the corporation ranking pari passu to the Series B Convertible Preferred Stock as to distribution or liquidation, dissolution or winding up, such assets shall be distributed among the holders of outstanding shares of Series B Convertible Preferred Stock and such other classes and series, ratably per share in proportion to the full per share amounts to which they respectively are entitled to.

     6.   LIMITATIONS

          (a) So long as any shares of the Series B Convertible Preferred Stock are outstanding and unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least a majority of all of the outstanding shares of Series B Convertible Preferred Stock (given in person or by proxy, either by written consent pursuant to Section 228 of the Delaware General Corporation Law or by a vote at a special meeting of stockholders called for such purpose or at any annual meeting of stockholders, with the holders of Series B Convertible Preferred Stock voting as a class and with each share of Series B Convertible Preferred Stock having one vote) shall be necessary for (i) the authorization or issuance of any additional shares of Series B Convertible Preferred Stock and
(ii) authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of this Section (B) which sets forth the powers, designations, preferences and rights of Series B Convertible Preferred Stock.

          (b) So long as any shares of the Series B Convertible Preferred Stock are outstanding and unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least a majority of all of the outstanding shares of Series B Convertible Preferred Stock (given in person or by proxy, either by written consent pursuant to Section 228 of the Delaware General Corporation Law or by a vote at a special meeting of stockholders called for such purpose or at any annual meeting of stockholders, with the holders of Series B Convertible Preferred Stock voting as a class and with each share of Series B Convertible Preferred Stock having one vote) shall be required prior to the creation of any class or series of capital stock of the corporation ranking senior as to the right to receive accumulated and unpaid dividends and/or liquidation preference to the Series B Convertible Preferred Stock.

          (c) Nothing herein contained shall be construed so as to require a series vote or the consent of the holders of the outstanding shares of Series B Preferred Stock (i) in connection with any increase in the total number of authorized shares of Common Stock or Preferred Stock, or (ii) in connection with the authorization or increase of any class or series of capital stock ranking junior as to or pari passu with the Series B Convertible Preferred Stock with regard to the right to receive accumulated and unpaid dividends, redemption payments in arrears or distributions upon liquidation, dissolution or winding up.

     7.   RANKING OF SERIES B CONVERTIBLE PREFERRED STOCK

     With regard to rights to receive dividends which have accumulated and are unpaid and distributions upon liquidation, dissolution or winding up of the corporation, except if approved in accordance with Paragraph 6(b) of Section (B)(2), the Series B Convertible Preferred Stock shall rank senior to all Common Stock of the corporation and shall not be junior to any class or series of a class of stock of the corporation.

     8.   PUT RIGHTS

          (a) In the event that (i) no voluntary or automatic conversion of all of the Series B Convertible Preferred Stock has occurred under Paragraph 4 of Section (B)(2) on or prior to July 1, 1993, or (ii) the corporation enters into a definitive agreement relating to a transaction (other than one which would result in or lead to an automatic conversion under Paragraph 4(b) of Section (B)(2)), which would constitute a sale of assets of the corporation exceeding 50% of the fair market value (as reasonably determined by the corporation's Board of Directors) of the total assets of the corporation on a consolidated basis, or a transaction which would result in any party other than Jacobs or an entity controlled by Jacobs controlling a majority in interest of the voting power of the voting stock of the corporation which is entitled to elect a majority of the Board of Directors of the corporation, then the corporation shall give prompt written notice (the "Put Notice") to any holder of the Series B Convertible Preferred Stock, to the effect that such holders shall have the right to require the corporation to repurchase all or part of their Series B Convertible Preferred Stock (the "Put Right") at the greater of: (i) the Liquidation Value thereof; or
(ii) the price per share of Common Stock or the price per share for which Common Stock is sold, based upon the most recent (at the time of the Put Notice) bona fide purchase of Common Stock, by a third party purchaser who under Rule 405 of the Securities Act of 1933, as amended (the "Act") is unaffiliated with the corporation (the "Put Price"). A holder of Series B Convertible Preferred Stock may exercise his Put Right by written notice delivered to the corporation within sixty (60) days after delivery of the Put Notice to such holder. If the holder of the Series B Convertible Preferred Stock exercises the Put Right, the corporation shall have ninety (90) days from receipt of the holder's notice of exercise in which to pay such holder the Put Price. The Put Price shall be paid by cashiers or certified check drawn on a United States domiciled bank payable to the order of such holder or by wire transfer of funds to an account designated by such holder.

     (b) Notice of the holder's exercise of its Put Right having been duly given, if the corporation, at its option, deposits an amount equal to the Put Price in a depositary account in a bank or trust company doing business in the Borough of Manhattan of the State and City of New York in trust for payment to the holders of the Series B Convertible Preferred Stock and delivers irrevocable instructions to the depositary to apply such deposit only to the payment of the Put Price if claimed within one year of the date of the holder's notice of exercise of the Put Right and then return all unclaimed amounts, if any, to the corporation, then all shares of Series B Convertible Preferred Stock with respect to which such deposit shall have been made shall forthwith, whether or not the date fixed for payment of the Put Price shall have occurred or the certificates for such shares shall have been surrendered for cancellation, be deemed no longer to be outstanding for any purpose, and all rights with respect to such shares shall thereupon cease and terminate, except the right of the holders of the certificates for such shares to receive on the date the holder is entitled to payment of the Put Price (or such earlier date, if any, as may be fixed by the Board of Directors), the Put Price to which they are entitled, without interest.

     9.   PREEMPTIVE RIGHTS

     The corporation hereby grants to each holder of Series B Convertible Preferred Stock the right to purchase in accordance with this Paragraph 9 additional shares of Common Stock, Preferred Stock, Options, Convertible Securities or other securities, rights or interests which are commonly considered to be equity securities, or units consisting of combinations thereof (collectively herein referred to as "Additional Securities") at each such time as the corporation shall issue and sell such Additional Securities, from and after the issuance of any shares of the Series B Convertible Preferred Stock, until such time as the SEC declares effective a registration statement filed by the corporation in respect of the first public offering of its Common Stock under the Act or the Common Stock is exchanged or converted into equity securities which class of securities is registered under the Act. In such event, each holder of the series B Convertible Preferred Stock may elect to purchase, at the same price and on the same terms as such Additional Securities are sold, and the corporation hereby agrees to issue and sell to such holder, up to that number of Additional Securities such that following such purchase, such holder is able to maintain the same percentage ownership of the outstanding shares of the Common Stock of the corporation of such holder immediately prior to such issuance and sale of Additional Securities, assuming for such purpose that all outstanding Options and Convertible Securities had been exercised and converted. If more than one type of Additional Securities are issued or Additional Securities are issued together with other types of securities, including, without limitation, debt securities, in a single transaction, or related transaction, the rights granted under this Paragraph 9 must be exercised to purchase all types of Additional Securities and such other securities in the same proportion as such Additional Securities and other securities were purchased by any other parties. The corporation covenants and agrees to give any holder of Series B Convertible Preferred Stock written notice of the issuance of any Additional Securities within thirty (30) days after its issuance, which notice shall set forth the price and terms of such issuance. Upon each issuance of Additional Securities, the holders may exercise the right granted by this Paragraph 9 by giving written notice to the corporation within thirty (30) days following receipt of the aforesaid notice, which written notice from a holder shall specify the number of Additional Securities being purchased by such holder, and be accompanied by a cashiers or certified check in the full amount of the price for the Additional Securities being purchased. The corporation shall promptly make delivery to such holders of certificates for the Additional Securities or other securities upon execution of such documents and instruments as shall govern the issuance of such Additional Securities or other securities.

     Notwithstanding anything herein to the contrary, no preemptive rights shall be granted upon the happening of any of the following events: (A) upon the grant or exercise of any Options which may hereafter be granted or exercised under any employee benefit plan, agreement or arrangement approved by the corporation's Board of Directors for or with its employees, officers, consultants or directors other than Bradley S. Jacobs ("Jacobs") or an entity controlled by him; (B)upon any issuance or sale of Common Stock which immediately precedes the admission of such class or series of the corporation's Common Stock to quotation in an inter-dealer quotation system of a nationally recognized securities association such as the NASDAQ System or the listing of such Common Stock on a national securities exchange; (C) upon the issuance or sale of Common Stock or Convertible Securities upon the exercise of any rights or warrants to subscribe for or purchase Common Stock or Convertible Securities; (D) upon the issuance or sale of Common Stock upon conversion of any Convertible Securities, whether or not any adjustment in the Conversion Price was made or required to be made upon the issuance or sale of such Convertible Securities;
(E) upon issuance of shares of Common Stock or Convertible Securities (or related Options) to investment bankers, brokers, finders or the like as compensation for services rendered or to be rendered to the corporation in connection with the acquisitions of businesses or the raising of equity or debt financing for the corporation except Jacobs or an entity controlled by him; (F) upon the issuance of shares of Common Stock or Convertible Securities (or related Options) to any banking or other financial institution in connection with a loan to the corporation or any of its subsidiaries; or (G) upon the issuance of any shares of Common Stock or Convertible Securities (or related Options) to any person or entity which sells its business, assets or stock to the corporation or any of its subsidiaries in exchange for capital stock of the corporation.


SECTION (B)(3) - SERIES C CUMULATIVE CONVERTIBLE PREFERRED STOCK

     1.   DESIGNATION

     There shall be a Series of Preferred Stock to be known as "Series C Cumulative Convertible Preferred Stock, Par Value of $0.001 Per Share" (hereinafter sometimes referred to as "Series C Preferred Stock") consisting of 90,000 shares of Preferred Stock.

     2.   DIVIDENDS

          (a) Each holder of Series C Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the corporation, out of any assets of the corporation legally available for the payment of dividends, preferential cumulative cash dividends at the annual rate of $0.88 per share (subject to adjustment for stock splits or combinations) of the Series C Preferred Stock and no more on each share held, which shall be calculated from the date of issuance and shall be payable in equal quarterly installments on the 20th day of each of April, July, October and January in each year (each a "Dividend Payment Date"), commencing on April 20, 1992, to holders of record as of the last day of the preceding month; provided, however, that for the quarterly period in which any shares of Series C Preferred Stock are issued, the quarterly dividend thereon shall be prorated from the date of issuance. No such dividends shall be deemed to have accrued until the Dividend Payment Date therefor. Holders of Series C Preferred Stock shall not be entitled to receive interest on any unpaid cumulative dividends. For purposes of this Paragraph 2(a), "Business Day" means any day other than a Saturday, Sunday or any business day on which banking institutions in New York, New York are not required to be open.

          (b) Each such dividend shall be paid to the holders of record of shares of Series C Preferred Stock as they appear on the stock record books of the corporation on such record date as shall be fixed by the Board of Directors of the corporation or a duly authorized committee thereof, which date shall be not more than 30 days nor less than 10 days preceding the Dividend Payment Date relating thereto.

          (c) No dividend shall be paid or declared and set apart for payment on any date ("Junior Dividend Payment Date") on or in respect of the Common Stock or any other class or series of Preferred Stock of the corporation ranking junior to the Series C Preferred Stock as to dividends unless the corporation has paid all dividends on all outstanding shares of Series C Preferred Stock which have accumulated and are unpaid up to the Dividend Payment Date which coincides with or next precedes such Junior Dividend Payment Date. With respect to accumulated and unpaid dividends on the Series C Preferred Stock and any other class or series of stock of the corporation which is pari passu with the shares of Series C Preferred Stock with regard to the right to receive accumulated and unpaid dividends, if and when declared payable, dividends shall be paid pro rata in proportion with each holder's respective amount of accumulated and unpaid dividends through the date on which the holders were entitled to receive dividends, which date coincides with or next precedes the date on which payment is made. No optional redemption of shares of any class or series of stock of the corporation which is pari passu with the shares of Series C Preferred Stock with regard to the right to receive accumulated and unpaid dividends shall be made at a time when there remain accumulated and unpaid dividends on any outstanding shares of Series C Preferred Stock.

     3.   VOTING RIGHTS

          (a) The holders of Series C Preferred Stock shall not, except as required by law or as otherwise set forth herein, have any right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of the corporation's stockholders. On any matter on which the holders of the Series C Preferred Stock shall be entitled to vote, they shall be entitled to one vote for each share held.
(b)  Limited Voting Rights.

     (i) During any period in which the corporation is obligated to, but has not, redeemed all outstanding shares of Series C Preferred Stock pursuant to Paragraph 7(a) below, each holder of the Series C Preferred Stock shall be entitled to one vote for each share of Common Stock issuable upon conversion of such holder's Series C Preferred Stock on any matter submitted to a vote of the corporation's stockholders.

     (ii) During any period in which accumulated unpaid dividends on the Series C Preferred Stock equal or exceed $0.88 per share (subject to adjustment for stock splits or combinations), (I) each holder of the Series C Preferred Stock shall be entitled to one vote for each share of Common Stock issuable upon conversion of such holder's share of Series C Preferred Stock on any matter submitted to a vote of the corporation's stockholders and (II) the holders of the Series C Preferred stock, voting as a class, shall be entitled to elect one member of the Board of Directors of the corporation at a special meeting of stockholders called for such purpose and at each annual meeting of stockholders thereafter until such accumulated unpaid dividends shall have been paid in full. Any director so elected by the holders of the Series C Preferred Stock shall serve only until such accumulated unpaid dividends shall have been paid in full.

4.   CONVERSION RIGHTS

     (a)  Voluntary Conversion Procedure.

          (i) Subject to the provisions of this Paragraph 4(a), any holder of the Series C Preferred stock may, at any time and from time to time, at such holder's option convert all or any portion of the Series C Preferred Stock (including any fraction of a share) held by such holder into shares of the corporation's Common Stock at the rate of one (adjusted as provided herein) share of Common Stock for each share of Series C Preferred Stock being converted.

          (ii) each conversion of Series C Preferred Stock will be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series C Preferred Stock to be converted have been surrendered at the principal office of the corporation. At such time as such conversion has been effected, the rights of the holder of such Series C Preferred Stock as such will cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

     (iii) As soon as possible after a conversion has been effected (but in any event within three business days in the case of subparagraph (I) below), the corporation will deliver to the converting holder: (I) a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denominations as the converting holder has specified; and (II) a certificate representing any shares of Series C Preferred stock which were represented by the certificate or certificates surrendered to the corporation in connection with such conversion but which were not converted.

     (iv) The issuance of certificates for shares of Common Stock upon conversion of the Series C Preferred Stock will be made without charge to the holders of such Series C Preferred Stock for any issuance tax in respect thereof or other cost incurred by the corporation in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of each share of Series C Preferred Stock, the corporation will take all such actions as are necessary to ensure that the Common Stock issuable upon such conversion is validly issued, fully paid and nonassessable.

     (v) The corporation will not close its books against the transfer of Series C Preferred Stock or of Common Stock issued or issuable upon conversion thereof in any manner which interferes with the timely conversion of Series C Preferred Stock.

     (vi) If any fractional interest in a share of Common Stock would, except for the provisions of this subparagraph, be deliverable upon any conversion of the Series C Preferred Stock, the corporation, in lieu of delivering such fractional share, may pay an amount to the holder thereof equal to the Market Price (as defined below) of such fractional share as of the date of conversion. The "Market Price" of any security shall mean the average of the closing prices of such security's sales on all securities exchanges on which such security may at any time be listed, or, if there has been no sale on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at he end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ system as of 4:00 p.m., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" will be the fair value thereof determined by an independent appraiser selected and compensated by the corporation.

     (vii) The corporation shall not be obligated to issue certificates representing the shares of Common Stock issuable upon voluntary conversion unless certificates representing the shares of Series C Preferred Stock being converted are delivered to the corporation or the holder notifies the corporation that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the corporation to indemnify the corporation from, or otherwise satisfies the corporation with respect to, any loss incurred by the corporation in connection therewith.

(b)  Automatic Conversion

     (i) All of the then outstanding Series C Preferred stock will automatically convert into shares of Common Stock at the rate of one (adjusted as provided herein) share of Common Stock for each share of Series C Preferred Stock being converted after or upon the closing by the corporation of an initial public offering ("IPO") or a subsequent offering of Common Stock if:
(I) the aggregate gross proceeds received by the corporation in connection with the IPO, or the IPO and such subsequent offering gin the event the gross proceeds from the IPO alone are insufficient, are equal to or greater than 75% of the gross proceeds received by the corporation in connection with the private offering of the 8% Cumulative Convertible Preferred Stock by PaineWebber Incorporated (the "PaineWebber Preferred Stock
Offering"), and (II) either (A) in the IPO or any subsequent offering of Common Stock, the price per share of Common Stock is equal to or greater than the "Minimum Offering Price" (as defined below) in an IPO or subsequent offering, or (B) the average closing sales price (or, if there are no sales, the average of the closing bid and asked prices) for the Common Stock for any 90-day period ending during each 12-month period is equal to or greater than the Minimum Offering Price in effect for such 12-month period. Upon occurrence of the events specified in the previous sentence, the outstanding shares of Series C Preferred
Stock shall be converted automatically without any further action by the holders of such shares or the corporation, as whether or not the certificates representing such shares are surrendered to the corporation. The "Minimum Offering Price" for purposes of this subparagraph means $5.25 per share (subject to adjustment for stock splits or combinations of the Common Stock) in an IPO or 12 months following the initial closing of the PaineWebber
Preferred Stock Offering, which Minimum Offering Price shall increase by $0.50 per share for each subsequent 12-month period.

     (ii) Notice of the automatic conversion of shares of Series C Preferred Stock shall be promptly given by the corporation by mailing a notice to holders of record of the shares of Series C Preferred Stock at their respective addresses appearing on the stock record books of the corporation. Such notice shall indicate (I) that all shares of Series C Preferred Stock have been converted into shares of Common Stock, (II) the place at which the certificates representing shares of Series C Preferred Stock will, upon presentation and surrender of the same, be exchanged for certificates representing the Common Stock into which such shares of Series C Preferred Stock were converted,
(III) the then effective Conversion Price (as defined herein) and
(IV) that the Series C Preferred Stock is no longer deemed to be outstanding. Any failure or defect in such notice shall not, in any event, affect the validity or effectiveness of such conversion.

     (iii) The corporation shall not be obligated to issue certificates representing the shares of Common Stock issuable upon automatic conversion unless Certificates representing the shares of Series C Preferred stock being converted are delivered to the corporation or the holder notifies the corporation that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the corporation to indemnify the corporation from, or otherwise satisfies the corporation with respect to, any loss incurred by the corporation in connection therewith.

     (iv) The corporation will, as soon as practicable after the delivery of certificates for shares of Series C Preferred stock, deliver to the person whose Series C Preferred Stock was so surrendered, or to his nominee or nominees, certificates for the number of shares of Common Stock to which such person shall be entitled as provided above. The corporation shall at the time of conversion pay to the holder of record of any share or shares of Series C Preferred Stock any accrued and unpaid dividend (either in cash or in additional shares of Common Stock, valued at their Market Price at the time of conversion) on the Series C Preferred stock so surrendered for conversion, except that no payment or adjustment shall be made for any accrued and unpaid dividends for the then current quarterly dividend period.

(c)  Conversion Rate.

     (i) The initial Conversion Price will be 42.25 per share of Common Stock. To prevent dilution of the conversion rights granted with respect to the Series C Preferred Stock, the Conversion Price will be subject to adjustment from time to time pursuant to the subparagraphs of Paragraph 4(c) of this Section
(B)(3). The corporation shall be deemed to have issued or sold Common Stock for purposes of this Paragraph 4(c) in accordance with the provisions of Paragraph 4(d) below.

     (ii) If at any time the corporation issues or sells or is deemed to have issued or sold, any shares of its common stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, the Conversion Price will be reduced to the Conversion Price determined by dividing (A) the sum of (1) the product derived by multiplying the Conversion Price in effect immediately prior to such issue or sale times the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received by the corporation upon such issue or sale, by (B) the number of shares of Common Stock outstanding immediately after such issue or sale. For purposes of Paragraph 4 of this Section (B)(3), all shares of Common Stock issuable upon exercise of outstanding Options (as hereinafter defined) or conversion of outstanding Convertible Securities (as hereinafter defined) will be considered outstanding.

     (iii) Notwithstanding anything herein to the contrary, no adjustment to the Conversion Price will be made pursuant to Paragraph 4(c)(ii) of this Section (C): (I) upon the grant or exercise of any Options which may hereafter be granted or exercised under any employee benefit plan, agreement or arrangement approved by the Corporation's Board of Directors for or with its employees, officers, consultants or directors; (II) upon any issuance or sale of Common Stock pursuant to the initial public offering of the corporation's securities; (III) upon the issuance or sale of Common stock or Convertible Securities upon the exercise of any rights or warrants to subscribe for or purchase Common Stock or Convertible Securities; (IV) upon the issuance or sale of Common Stock upon conversion of any Convertible Securities heretofore issued whether or not any adjustment in the Conversion Price was made or required to be made upon the issuance or sale of such Convertible Securities;
(V) upon the issuance of shares of Common Stock or Convertible Securities (or related Options) to investment bankers, brokers, finders or the like as compensation for services rendered or to be rendered to the corporation in connection with the acquisitions of businesses or the raising of equity or debt financing for the corporation; (VI) upon the issuance of shares of Common Stock or Convertible Securities (or related Options) to any banking or other financial institution in connection with a loan to the corporation or any of its subsidiaries; or (VII) upon the issuance of any shares of Common Stock or Convertible Securities (or related Options) to any person or entity which sells its business, assets or stock to the corporation or any of its subsidiaries in exchange for capital stock of the corporation.

(d)  Effect on Conversion Price of Certain Events.

     For purposes of determining the adjusted Conversion Price under Paragraph 4(c) of this Section (B)(3), the following will be applicable:

     (i) Issuance of Rights or Options. If the corporation in any manner grants any rights or options to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange or such Convertible Securities is less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options will be deemed to be outstanding and to have been issued and sold by the corporation for such price per share. For purposes of this Paragraph, the "price per share for which Common Stock is issuable" will be determined by dividing (A) the total amount, if any received or receivable by the corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price will be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

     (ii) Issuance of Convertible Securities. If the corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Conversion Price in effect immediately prior to the time or such issue of sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities will be deemed to be outstanding and to have been issued and sold by the corporation for such price per share. For the purposes of this subparagraph, the "price per share for which Common Stock is issuable" will be determined by dividing (A) the total amount received or receivable by the corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price will be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this Paragraph 4, no further adjustment of the Conversion Price will be made by reason of such issue or sale.

     (iii) Change is Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time (other than pursuant to provisions which are intended to give the holders of such Options or Convertible Securities substantially the same protection as that provided by Paragraph 4(c) above and this Paragraph 4(d)), the Conversion Price in effect at the time of such change will be readjusted to the conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

     (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities without the exercise of any such Option or right which was not outstanding on September 20, 1991, the Conversion Price then in effect hereunder will be adjusted to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or
termination, never been issued.

     (v) Calculation of Consideration received. If any Common Stock, Option or Convertible Security is issued the consideration received therefor will be deemed to be the total amount received by the corporation therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than case, the amount of the consideration other than case received by the corporation will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the corporation will be the Market Price thereof as of the date of receipt. In computing the Market Price of a note or other obligation which is not listed on a securities exchange or quoted in the NASDAQ System or reported by the National Quotation Bureau, Incorporated, the total consideration received by the corporation (including interest) will be National Bank of Chicago in effect at the time the note or obligation is deemed to have been issued. If any Common Stock, Option or Convertible Security is issued in connection with any merger in which the corporation is the surviving corporation, the amount of value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible securities, as the case may be. The fair value of any consideration other than cash and securities will be determined by the corporation's Board of Directors.

     (vi) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities in connection with the issue or sale of other securities of the corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option will be deemed to have been issued for a consideration of $.01.

     (vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the corporation or any subsidiary of the corporation, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

     (viii) Record Date. If the corporation takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities, or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or the date of the granting of such right of subscription or purchase, as the case may be.

     (e) Subdivision or Combination of Common Stock. If the corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced, and if the corporation at any time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

     (f) Reorganization, Reclassification, Consolidation, Merger or Sale. Any capital reorganization, reclassification, consolidation, merger or sale of all or substantially all of the corporation's assets to another person which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the corporation will make provisions to insure that each of the holders of Series C Preferred Stock will thereafter have the right to acquire and receive, in lieu of or in addition to the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series C Preferred Stock such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted his Series C Preferred Stock immediately prior to such Organic Change. In any such case, the corporation will make provisions to insure that the provisions of Section B(3) will thereafter be applicable to the Preferred Stock. The corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (if other than the corporation) resulting from consolidation or merger or the corporation purchasing such assets assumes by written instrument, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

     (g) Certain Events. If any event occurs of the type contemplated by the provisions of Paragraph 4 of this Section (B)
(3) but not expressly provided for by such provisions, then the corporation's board of directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Preferred Stock; provided, however, that no such adjustment will increase the Conversion Price so as to protect the rights of the holders of Preferred Stock, including without limitation the Series C Preferred Stock; provided, however, that no such adjustment will increase the Conversion Price as otherwise determined pursuant to Paragraph 4 of this Section (B)
(3) or decrease the number of shares of Common Stock issuable upon conversion of each share of Series C Preferred Stock.

     (h)  Notices.

          (i)  Immediately upon any adjustment of the Conversion
Price, the corporation will give written notice thereof to all holders of Series C Preferred Stock.

          (ii) The corporation will give written notice to all holders of Series C Preferred Stock at least 20 days prior to the date on which the corporation closes its books or takes a record
(I) with respect to any dividend or distribution upon Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock, or (III) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

          (iii) The corporation will also give written notice to the holders of Series C Preferred Stock at least 20 days prior to the date on which Organic Change will take place.

     5.   RESTRICTIONS ON TRANSFER; REGISTRATION RIGHTS

          (a)  Restrictions on Transfer.

               (i) Holders of shares of Common Stock obtained upon conversion of Series C Preferred Stock are prohibited from selling or otherwise disposing of such shares for a period of six months (the "Initial Quiet Period") following the closing of an IPO by the corporation, but shall have the registration rights described in Paragraph 5(b) of this Section (B) (3) during the 24-month period (the "Effective Period") immediately following the expiration of the Initial Quiet Period.

     (ii) If the corporation offers any of its securities in an underwritten public offering pursuant to a registration statement or statements during the Effective Period, shares of Common Stock issued upon conversion of the Series C Preferred Stock may not be sold pursuant to such registration statement or statements or pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the "1933 Act"), during a 90-day period (a "Subsequent Quiet Period") beginning upon notice by the underwriters of such underwritten public offering (which notice may be given prior to the commencement of such offering); provided, however, that such Subsequent Quiet Periods shall be a minimum of 90 days apart and no more than two such Subsequent Quiet Periods shall occur without a day-for-day extension of the Effective Period and provided, further, that no such restrictions on sales during the Effective Period shall exist with respect to the shares of Common Stock into which the then outstanding shares of Series C Preferred Stock are convertible is less than 10% of the total number of issued and outstanding shares of Common Stock as of the commencement of the Subsequent Quiet Period.

(b)  Registration Rights.

     (I) Promptly following the commencement of the Effective Period, the corporation shall file a registration statement or statements and register with the Securities and Exchange Commission (the "SEC") and all state securities commissioners the shares of Common Stock into which the Series C Preferred Stock is or was convertible and shall maintain the effectiveness of such registration statement(s), and keep the information contained therein current, throughout the Effective Period (including without limitation any extensions thereof pursuant to Paragraph 5(a) (ii) above). Such registration shall be in all respects effected in accordance with subparagraphs (ii) through (viii) of this Paragraph 5 (b). Notwithstanding the foregoing obligations, the corporation shall not be required to (I) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Paragraph 5 (b), (II) subject itself to tax in any such jurisdiction or (III) consent to general service of process in any such jurisdiction.

     (ii) For purposes hereof, "Registrable Shares" shall mean
(I) the Common Stock issued or issuable upon conversion of the Series C Preferred Stock and (II) Common Stock issued in respect of such Common Stock issued or issuable upon conversion of the Series C Preferred Stock as a result of any stock split, stock dividend, recapitalization or similar event, but excluding any such shares of Common Stock which had been registered pursuant to this paragraph 5 (b) or other shares which are no longer Registrable Shares under clauses (I) and (II) above for any of the following reasons: (A) they have been sold to or through a broker, dealer or underwriter in a public distribution or public securities transaction; (B) they have been sold in a transaction exempt from the registration and prospectus delivery requirements of the 1933 Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of
such sale; or   in the case of a holder who then holds less than
one percent of the then outstanding Common Stock of the corporation (determined on the basis of assumed conversion of all securities convertible into Common Stock of the corporation), such shares are, in the reasonable opinion of counsel for the corporation, available for sale in a transaction exempt from the registration and prospectus delivery requirements of the 1933 Act so that all transfer restrictions and restrictive legends with respect thereto may be removed upon the consummation of such sale (provided, however, that shares of Common Stock shall not be excluded pursuant to clauses (A), (B) or (C) above if there exists no public trading market for such shares).

     (iii) The corporation shall bear all expenses incurred in connection with a registration pursuant to this Paragraph 5(b), including without limitation all registration and filing fees, printing expenses and fees and disbursements of counsel for the corporation to the extent permitted by law, provided, however, that the corporation shall have no obligation to pay or otherwise bear any portion of transfer taxes, the fees or disbursements of any special counsel which any holder of Series C Preferred Stock may retain in connection with the registration of his Registrable Shares or any portion of the underwriter's commission, discounts and non-accountable expenses allowance attributable to the Registrable Shares being offered and sold by any holder. The corporation shall have the right to designate the managing underwriter in respect of an underwritten public offering pursuant to this Paragraph 5(b).

     (iv) Notwithstanding the foregoing, if the managing underwriter of any such offering determines that the number of shares proposed to be sold by the holders of the Common Stock issued or issuable upon conversion of the Series C Preferred Stock and by any other holders (the "Other Stockholders") of Common Stock (or securities convertible into or exchangeable for Common Stock or warrants or options to purchase Common Stock) who have been granted "piggy-back" rights by the corporation with respect to such shares of Common Stock (together with the Registrable Shares, the "Piggy-back Shares") is greater than the number of shares which the underwriter believes is feasible to sell at the time, at a price and upon the terms approved by the corporation, then, for purposes of determining the number of Piggy-back Shares entitled to participate in such registration, the number of shares which the underwriter believes may be sold shall be allocated for inclusion in the registration statement pro rata among the holders of the Common Stock issued or issuable upon conversion of the Series C Preferred Stock and the Other Stockholders in proportion to the number of shares of Common Stock to be included by them in the registration statement. Notwithstanding anything to the contrary contained herein, nothing in this provision shall be deemed to modify or limit in any way the rights granted to the Other Stockholders.

     (v) In connection with any registration statement referred to in this Paragraph 5(b): (I) the corporation shall furnish to holders of Common Stock issued or issuable upon conversion of the Series C Preferred Stock a reasonable number of copies of such registration statement, each amendment and supplement thereto and each document included therein, and such number of copies of the then current prospectus included therein as they may from time to time reasonably request; (II) each holder of Common Stock issued or issuable upon conversion of the Series C Preferred Stock shall furnish to the corporation such information as the corporation may reasonably require from such holder for inclusion in the registration statement (and the prospectus included therein); and
(III) each holder of Common Stock issued or issuable upon conversion of the Series C Preferred Stock shall execute and deliver to the corporation, in form satisfactory to such counsel, that such holder will comply with all anti-stabilization, manipulation and similar provisions of Section 10 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and any rules promulgated thereunder, and will furnish to the corporation information about sales made in such public offering.

     (vi) In connection with each registration of Registrable Shares pursuant to this Paragraph 5(b), the corporation agrees to indemnify and hold harmless each holder of Registrable Shares and its control persons (as defined in Section 15 of the 1933 Act or Section 20 of the 1934 Act), officers, employees and agents and each and all of them, from and against any and all losses claims, damages, liabilities, costs or expenses (including reasonable attorneys' and accountants' fees) or actions, joint or several, to which they or any of them may become subject under the 1933 Act or otherwise and to reimburse the persons indemnified as above for any reasonable legal or other expenses (including the cost of any investigation and preparation) incurred by them in connection with any litigation or threatened litigation, whether or not resulting in any liability, arising out of, or based upon,
(I) any untrue statement of a material fact contained in the registration statement or in any application or other document executed by the corporation in connection therewith or based upon written information furnished by or on behalf of the corporation filed in any jurisdiction in order to register or qualify the Piggy-Back Shares under the securities laws thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (II) the employment by the corporation of any device, scheme or artifice to defraud, or the engaging by the corporation in any act, practice or course of business which operated or would operate as a fraud or deceit, or any conspiracy with respect thereto, in which the corporation shall participate, in connection with the issuance and sale of any of the Piggy-Back Shares.

     (vii) Each holder of Registrable Shares included in a registration statement pursuant to this Paragraph 5(b) agrees to indemnify and hold harmless the corporation and each person, if any, who controls the corporation within the meaning of Section
15 of the 1933 Act or Section 20 of the 1934 Act, and each of its officers, directors, employees and agents and each underwriter, to the same extent as the foregoing indemnity from the corporation to them, but with respect to clause (I) of such indemnity in each case to the extent, and only to the extent, that any statement in or omission from or alleged omission from the registration statement was made in reliance upon information furnished in writing to corporation by such holder specifically for use in connection with the preparation of the registration statement or the filing by the corporation in any jurisdiction in order to register or qualify the Registrable Shares or the Piggy-Back Shares under the securities laws thereof.

     (Viii) If any action is brought against a person entitled to indemnification pursuant to the foregoing subparagraphs (vi) or (vii) (an "indemnified party") in respect of which indemnity may be sought against a person granting indemnification (an "indemnifying party") pursuant to such subparagraphs, such indemnified party shall promptly notify such indemnifying party in writing of the commencement thereof (provided the omission to so notify the indemnifying party except to the extent such failure shall have actually and arterially prejudiced the indemnifying party as a result thereof). In case any such action is brought against an indemnified party and it notifies an indemnifying party against which a claim is t be made will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and the indemnifying party and the indemnified party shall reasonably conclude based upon advice of counsel that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party shall have the right to select separate counsel to assume such legal defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by that indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under subparagraphs (vi) or
(vii) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (I) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel), (II) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (III) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. An indemnifying party shall not be liable for any settlement of any action or proceeding effected without its written consent.

     6.   RIGHT OF PARTICIPATION IN SALES

          (a) If at any time prior to the effective date of the IPO, Bradley S. Jacobs ("Jacobs") or any corporation, partnership, trust or other entity in which Jacobs has a beneficial interest (other than corporation) each, a "Jacobs Entity") desires to sell at any time or from time to time any shares of Common Stock to any person or entity other than a Permitted Transferee (as defined in Paragraph 6(b) of this Section (B) (3)) (hereinafter, the "Purchaser") in a transaction which would result in Jacobs and any Jacobs Entity owning in the aggregate less than 10% of the Common Stock on a fully-diluted basis, then the holders of the Series C Preferred Stock shall have the right to sell a pro rata portion of the shares of Common Stock issued or issuable upon conversion of the Series C Preferred Stock to the Purchaser, as a condition to such sale by Jacobs and/or the Jacobs Entity, at the same price per share and other terms of payment as Jacobs and/or the Jacobs Entity sells his and/or its shares of Common Stock. For purposes of this Paragraph 6, "pro rata" means in proportion to the number of shares of Common Stock owned (or deemed to be owned) by Jacobs, any Jacobs Entity, the holders of the Series C Preferred Stock and all other persons or entities entitled to similar participation rights, respectively, at the time the determination is being made. Jacobs or the Jacobs Entity shall notify the holders of the Series C Preferred Stock of any offer to sell shares which is subject to this Paragraph 6, within 15 days of the date of such offer. In order to participate in any such sale, the holders of the Series C Preferred Stock shall notify Jacobs or the Jacobs Entity of such intention as soon as practicable after receipt of the offer to sell and in any event within 20 days after the date the offer was made and, simultaneously with such notification, The holders of the Series C Preferred Stock shall surrender the certificates representing the shares of Series C Preferred Stock to be sold (or, if such shares have already been converted to shares of Common Stock, the certificates representing such shares of Common Stock) to the corporation. Upon receipt by Jacobs of such notice and surrender to the corporation of such certificates the shares of Series C Preferred Stock represented thereby or the appropriate portion thereof shall be deemed to have been converted and the corporation shall promptly deliver to such holders a certificate or certificates representing the shares of Common Stock so issued upon conversion (and, if necessary, a certificate representing the number of shares of Series C Preferred Stock included in the surrendered certificate or certificates which are not deemed to have been converted hereunder).

          (b)  For purposes of Paragraph 6(a) of this Section (B)
(3) "Permitted Transferee" shall mean Jacobs' spouse or lineal descendants or a trust or trusts for the benefit of Jacobs and/or such persons.

     7.   REDEMPTION

          (a) Mandatory Redemption. On the Redemption Date (as defined below), the corporation shall redeem each share of Series C Preferred Stock then outstanding, from funds legally available therefor, at a price per share equal to the Liquidation Value at such time (the "redemption price"), unless prior to the Redemption Date the corporation has completed an initial public offering of its Common Stock, the aggregate gross proceeds to the corporation of which are, alone or together with the aggregate gross proceeds to the corporation of any subsequent public offering of its Common Stock completed after such initial public offering but prior to the Redemption Date, equal to or greater than 75% of the gross proceeds received by the corporation in connection with the PaineWebber Preferred Stock Offering (as defined in Paragraph 4(b)(i) above). For purposes of this Paragraph 7(a), "Redemption Date" means the first Business Day (as defined in Paragraph 2(a) above) following the expiration of the 60-month period commencing on the date of the initial closing of the PaineWebber Preferred Stock Offering. Any mandatory redemption by the corporation pursuant to this Paragraph 7(a) shall be made in accordance with the provisions of Paragraph 7(c) below.

          (b) Priority. No Common Stock or any other class or series of any class of stock of the corporation ranking junior to the Series C Preferred Stock as to redemption payments may be redeemed unless all redemption payments with respect to the Series C Preferred Stock which are in arrears as of such date have been paid in full.

          (c) Notice of Redemption. At least 30 days but not more than 60 days prior to the Redemption Date, the corporation shall mail a written notice to each holder of shares of Series C Preferred Stock then outstanding, notifying such holder of the redemption by the corporation of such shares and stating the redemption price therefor, and calling upon such holder to surrender to the corporation on the Redemption Date at the place designated in such notice his certificate or certificates representing shares of Series C Preferred Stock; provided, however, that the corporation shall have no obligation to furnish any such notice if, on the date therefor, the corporation has completed an offering or offerings of its Common Stock such that it will not become obligated to redeem the Series C Preferred Stock under Paragraph 7(a) above. On or after the Redemption Date, each holder of Shares of Series C Preferred Stock to be redeemed shall present and surrender his certificate or certificates for such shares to the corporation at the place designated in such notice and thereupon the redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. From and after the Redemption date (unless default shall be made by the corporation in payment of the redemption price), all dividends on the shares of Series C Preferred Stock designated for redemption in such notice shall cease to accumulate and all rights of the holders theeof as stockholders of the corporation, except the right to receive the redemption price thereof upon the surrender of certificates representing the same, shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the corporation) on the books of the corporation or deemed to be outstanding for any purpose whatsoever. The holders of any shares of Series C Preferred Stock which have not been presented for redemption as specified in such notice within one year after the Redemption Date shall have no further interest in such shares or the redemption price therefor, except as unsecured creditors of the corporation, subject to any applicable escheat laws.

     8.   LIQUIDATION OR DISSOLUTION

     In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary each holder of the Series C Preferred Stock shall be entitled to receive, for each such share held, a cash payment equal to the Liquidation Value (as defined below) of such share, and no more, before any distribution of assets shall be made to any holder of Common Stock or any other class or series of stock of the corporation ranking junior to the Series C Preferred Stock as to rights on liquidation, dissolution or winding up, but if the distributable assets are insufficient to make such payment in full to the holders of Series C Preferred Stock and any class or series of stock of the corportion ranking pari passu to the Series C Preferred Stock as to rights on liquidation, dissolution or winding up, such assets shall be distributed among the holders of the outstanding shares of Series C Preferred Stock and such other classes and series, ratably per share in proportion to the full per share amount to which they are respectively entitled. For purposes of this Section (C), "Liquidation Value" per share means an amount equal to (I) $2.25 (subject to adjustment for stock splits or combinations) plus (II) the sum of all accumulated and unpaid dividends on such share to the date fixed for payment in liquidation.

     9.   LIMITATIONS

          (a) So long as any shares of the Series C Preferred Stock are outstanding and unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of a least a majority of all of the outstanding shares of Series C Preferred Stock (given in person or by proxy, either by written consent pursuant to Section 228 of the Delaware General Corporation Law or by a vote at a annual meeting of stockholders called for such purpose or at any annual meeting of stockholders, with the holders of Series C Preferred Stock voting as a class and with each share of Series C Preferred Stock having one vote) shall be necessary for (i) the authorization or issuance of any additional shares of Series C Preferred Stock, (ii) authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of this
Section   which sets forth the powers, designations, preferences
and rights of Series C Preferred Stock and (iii) the creation of any class or series of stock of the corporation ranking senior to the Series C Preferred Stock as to the right to receive accumulated and unpaid dividends, redemption payments and/or liquidation payments.

          (b) Nothing herein contained shall be construed so as to require a class vote or the consent of the holders of the outstanding shares of Series C Preferred Stock (I) in connection with any increase in the total number of authorized shares of Common Stock or Preferred Stock, or (ii) in connection with the authorization or increase of any class or series of capital stock ranking junior to or pari passu with the Series C Preferred Stock with regard to the right to receive accumulated and unpaid dividends, redemption payments and/or liquidation payments.

     10.  RANKING OF SERIES C PREFERRED STOCK

     With regard to rights to receive accumulated and unpaid dividends, redemption payments and/or liquidation payments, except if approved in accordance with Paragraph 9(a) of this Section(B)(3), the Series C Preferred Stock shall rank senior to or pari passu with any equity securities or securities into which any convertible indebtedness is convertible which are issued by the corporation after September 20, 1991, and prior to an initial public offering of the Common Stock.

     The Series C Preferred Stock shall also be subject to the miscellaneous provisions regarding the corporation's Preferred
Stock set forth in Section (B)(5).

SECTION (B)(4) - 8% CUMULATIVE CONVERTIBLE PREFERRED STOCK

     1.   DESIGNATION

     There shall be a Series of Preferred Stock to be known as "8% Cumulative Convertible Preferred Stock, Par Value of $0.001 Per Share" (hereinafter sometimes referred to as "8% Preferred Stock") consisting of 2,500,000 shares of Preferred Stock.

     2.   DIVIDENDS

          (a) Dividends shall be paid in cash on the shares of 8% Preferred Stock at the rate of 8% annum ($0.88 per share subject to adjustment for stock splits or combinations), when and s declared by the Board of Directors of the corporation out of any assets legally available for the payment of dividends, payable in equal quarterly installments on the 20th day of each of April, July, October and January in each year or, if such day is not a Business Day (as defined below), on the next Business Day (each a "Dividend Payment Date"), commencing on April 20, 1992, to holders of record as of the last day of the preceding month ("Record Date"); provided, however, that for the quarterly period in which any shares of 8% Preferred Stock are issued, the quarterly dividend thereon shall be prorated from the date of issuance. No such dividends shall be deemed to have accrued until the Dividend Payment Date therefor. Holders of 8% Preferred Stock shall not be entitled to receive interest on any unpaid cumulative dividends. For purposes of this Section
(B)(4), "Business Day" means any day other than a Saturday, Sunday or any business day on which banking institutions in New York, New York are not required to be open.

          (b) Each such dividend shall be paid to the holders of record of shares of 8% Preferred Stock as they appear on the stock record books of the corporation on each Record Date.

          (c) No dividend shall be paid, declared or set apart for payment on any date ("Junior Dividend Payment Date") on or in respect of the Common Stock or any other class or series of Preferred Stock of the corporation ranking junior to the 8% Preferred Stock as to dividends unless the corporation has paid all dividends on all outstanding shares of 8% Preferred Stock which have accumulated and are unpaid up to the Dividend Payment Date which coincides with or next precedes such Junior Dividend Payment Date. With respect to accumulated and unpaid dividends onthe 8% Preferred Stock and any other class or series of stock of the corporation which is pari passu with the shares of 8% Preferred Stock with regard to the right to receive accumulated and unpaid dividends, if and when declared payable, dividends shall be paid pro rata in proportion with each holder's respective amount of accumulated and unpaid dividends through the date on whcih the holders were entitled to receive dividends, which date coincides with or next precedes the date on which payment is made. No redemption of shares of any class or series of stock of the corporation which is pari passu with or junior to the shares of 8% Preferred Stock with regard to the right to receive accumulated and unpaid dividends shall be made at a time when there remain accumulated and unpaid dividends on any outstanding shares of 8% Preferred Stock.

     3.   VOTING RIGHTS

          (a) The holders of 8% Preferred Stock shall not, except as required by law or as otherwise set forth herein, have any right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of the corporation's stockholders. On any matter on which the holders of the 8% Preferred Stock shall be entitled to vote, they shall be entitled to one vote for each share held.

          (b)  Limited Voting Rights.

               (I) During any period after the expiration of a ninety (90) day period following the expiration of the Notice Period (as defined in Paragraph 7(a) below) in which the corporation is obligated to, but has not, re-purchased all outstanding shares of 8% Preferred Stock pursuant to Paragraph 7(a) below, the holders of the 8% Preferred Stock shall be entitled to vote on any matter as if they held the number of shares equal to the sum of one plus the aggregate number of all other shares of the Company's capital stock entitled to vote on such matter. Such votes shall be voted by the holders of the 8% Preferred Stock pro rata in accordance with the number of shares of 8% Preferred Stock then held.

               (ii) During any period in which accumulated unpaid dividends on the 8% Preferred Stock equal or exceed $0.88 per share (subject to adjustment for stock splits or combinations),
(I) each holder of the 8% Preferred Stock shall be entitled to one vote, for each share of Common Stock issuable upon conversion of such holder's shares of 8% Preferred Stock, on any matter submitted to a vote of the corporation's stockholders and (II) the holders of the 8% Preferred Stock, voting as a class shall be entitled to elect one member of the Board of Directors of the corporation either (x) at a special meeting of stockholders called for such purpose or (y) through consent of the holders of the 8% Preferred Stock in lieu of a meeting pursuant to Section 228 of the Delaware General Corporation Law and at each annual meeting of stockholders thereafter until such accumulated unpaid dividends shall have been paid in full. Any director so elected by the holders of the 8% Preferred Stock shall serve only until such accumulated unpaid dividends shall have been paid in full.

     4.   CONVERSION RIGHTS

          (a)  Voluntary Conversion Procedure.

(I) Subject to the provisions of this Paragraph 4(a), shares of the 8% Preferred Stock (including any fraction of a share) may be, at any time, and from time to time at the option of the holder thereof, converted into shares of the Common Stock at the rate specified in Paragraph 4(c).

(ii) Each conversion of 8% Preferred Stock and issuance of the Common Stock issued upon such conversion will be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the shares of the 8% Preferred Stock to be converted have been surrendered at the principal office of the corporation. At such time as such conversion has been effected, the rights of the holder of such 8% Preferred Stock as such will cease and the person or persons in whose name or names any certifcate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders or record of the shares of Common Stock represented thereby.

(iii) As soon as possible after a conversion has been effected (but in any event within three business days in the case of subparagraph (I) below), the corporation will deliver to the converting holder: (I) a certificate or certificates representing the number of shares of Common Stock issued upon such conversion in such name or names and such denominations as the converting holder has specified; and (II) a certificate representing any shares of 8% Preferred Stock which were represented by the certificate or certificates surrendered to the corporation in connection with such conversion but which were not converted.

(iv) The issuance of certificates for shares of Common Stock upon conversion of the 8% Preferred Stock will be made without charge to the holders of such 8% Preferred Stock for any issuance tax in respect thereof or other cost incurred by the corporation in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of each share of 8% Preferred Stock, the Common Stock issuable upon such conversion shall be duly authorized, validly issued, fully paid and nonassessable.

(v) The corporation will not close its books against the transfer of 8% Preferred Stock or of Common Stock issued or issuable upon conversion thereof in any manner which interferes with the timely conversion of 8% Preferred Stock.

(vi) If any fractional interest in a share of Common Stock would, except for the provisions of this sub-paragraph, be deliverable upon any conversion of the 8% Preferred Stock, whether voluntarily or automatically, the corporation, in lieu of delivering such fractional share as of the date of conversion.
The "Market Price" of any security shall mean the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sale on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bed and asked prices quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day inthe domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of twenty-one (21) Business Days consisting of the day as of which "Market Price" is being determined and the twenty (20) consecutive Business Days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" will be the fair value thereof reasonably determined by the board of directors of the corporation.

(vii) The corporation shall not be obligated to issue certificates representing the shares of Common Stock issuable upon conversion pursuant to this Paragraph 4(a) unless certificates representing the shares of 8% Preferred Stock being converted are delivered to the corporation or the holder notifies the corporation that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the corporation to indemnify the corporation with respect to, any loss incurred by the corporation in connection therewith.

     (b)  Automatic Conversion.

(I) All of the then outstanding 8% Preferred Stock will automatically convert into shares of Common Stock at the rate specified in Paragraph 4 upon the closing by the corporation of an offering of Common Stock registered with the Securities and Exchange Commission ("SEC") on Form S-1 or any other available form or any Organic Change (as defined below) which results in the Common Stock for which the Common Stock is exchanged being registered with the SEC ("IPO") or any subsequent public offering of Common Stock if: (I) the consideration received by the corporation in connection with the IPO, or the IPO and any such subsequent public offering, is equal to or greater than 75% of the amount paid by purchasers in connection with the private offering of the 8% Preferred Stock pursuant to that certain Sales Agency Agreement dated as of October 10, 1991, between the corporation and PaineWebber Incorporated (the "8% Preferred Stock Offering"), and (II) either (A) in the IPO or any subsequent public offering of Common Stock, the public offering price per share of Common Stock is equal to or greater than the "Minimum Offering Price" (as defined below) in an IPO or subsequent public offering, or (B) the average closing sales price )or, of there are no sales prices quoted, the average of the closing bed and asked prices) for the Common Stock for any 90-day period ending during each 12-month period following the initial issuance of the 8% Preferred Stock is equal to or greater than the Minimum Offering Price" for purposes of this subparagraph means $5.25 per share (subject to adjustment as set forth in Paragraph 4(d)) in an IPO or subsequent public offering, the closing of which occurs in the twelve (12) months following the initial issuance of the 8% Preferred Stock, which Minimum Offering Price shall increase by $0.50 per share at the beginning of each subsequent 12-month period. For the purpose of this Paragraph 4(b)(I), the consideration received by the corporation shall be determined in accordance with Paragraph 4(d)(v).

(ii) At such time as such conversion has been effected, the rights of the holder of such 8% Preferred Stock as such will cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

(iii) Notice of the automatic conversion specified in Paragraph 4(b)(I) shall be promptly given by the corporation by mailing a notice to holders of record of the shares of 8% Preferred Stock at their respective addresses appearing on the stock record books of the corporation. Such notice shall indicate (I) that all shares of 8% Preferred Stock have been converted into shares of Common Stock, (II) the place at which the certificates representing shares of 8% Preferred Stock will, upon presentation and surrender of the same, be exchanged for certificates representing the Common Stock into which such shares of 8% Preferred Stock were converted, (III) the then effective Conversion Price (as defined herein) and (IV) that the 8% Preferred Stock is no longer needed to be outstanding. Any failure or defect in such notice shall not, in any event, affect the validity or effectiveness of such conversion.

(iv) The corporation shall not be obligated to issue certificates representing the shares of Common Stock issuable upon conversion pursuant to this Paragraph 4(b) unless certificates representing the shares of 8% Preferred Stock being converted are delivered to the corporation or the holder notifies the corporation that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the corporation to indemnify the corporation from, or otherwise satisfies the corporation with respect to, any loss incurred by the corporation in connection therewith.

(v) The corporation will, as soon as practicable after the delivery of certificates for shares of 8% Preferred Stock, deliver to the person whose 8% Preferred Stock was so surrendered, or to his nominee or nominees, certificates for the number of shares of Common Stock to which such person shall be entitled as provided above. The corporation shall at the time of conversion pay in cash to the holder of record of any share or shares of 8% Preferred Stock so surrendered for conversion except that no payment or adjustment shall be made for any accrued and unpaid dividends for the then current quarterly dividend period.

(c) Conversion Rate.

     (I) The number of shares of Common Stock into which each share of 8% Preferred Stock is convertible will be determined from time to time by dividing $11.00 (subject to adjustments as set forth in Paragraph 4(e)) by the conversion price ("Conversion Price") then in effect. The initial Conversion Price will be $2.75 and the initial number of shares of Common Stock into which each share of 8% Preferred Stock is convertible will be four. To prevent dilution of the conversion rights granted with respect to the 8% Preferred Stock, the Conversion Price will be subject to adjustment from time to time pursuant to the subparagraphs of this Paragraph 4(c). The corporation shall be deemed to have issued or sold Common Stock for purposes of this Paragraph 4 in accordance with the provisions of Paragraph 4(d) below.

     (ii) If at any time, so long as shares of 8% Preferred Stock are outstanding, the corporation issues or sells or is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, the Conversion Price will be recalculated by dividing (I) the sum of
(A) the product derived by multiplying the Conversion Price in effect immediately prior to such issue or sale times the number of shares of Common Stock outstanding immediately prior to such issue or sale, by (II) the number of shares of Common Stock outstanding immediately after such issue or sale. For the purposes of Paragraph 4 of this Section (B)(4), if the initial closing of the 8% Preferred Stock Offering occurs on or before November 22, 1991, all shares of Common Stock issuable upon exercise of Options (as hereinafter defined) or conversion of Convertible Securities (as hereinafter defined) issued and outstanding on October 1, 1991, will be considered outstanding, and if the initial closing of the 8% Preferred Stock Offering occurs after November 22, 1991, all shares of Common Stock issuable upon exercise of Options (as hereinafter defined) issued and outstanding as of the initial closing of the 8% Preferred Stock Offering will be considered outstanding.

     (iii) Notwithstanding anything herein to the contrary, no adjustment to the Conversion Price will be made pursuant to Paragraph 4(c)(ii) of this Section (B)(4): (I) upon the grant or exercise of any Options which may hereafter be granted or exercised under any employee benefit plan, agreement or arrangement approved by the corporation's Board of Directors for or with its employees, officers, consultants or directors, other than Bradley S. Jacobs, up to a maximum of 1,500,000 shares of Common Stock in excess of Options committed to employees, officers, consultants or directors by the Company on or prior to October 1, 1991; (II) upon the issuance or sale of Common Stock or Convertible Securities upon the exercise of any rights or warrants to subscribe for or purchase Common Stock or Convertible Securities; (III) upon the issuance or sale of Common Stock upon conversion of any Convertible Securities heretofore issued, whether or not any adjustment in the Conversion Price was made or required to be made upon the issuance or sale of such Convertible Securities; (IV) upon the issuance or sale of shares of Common Stock, Convertible Securities or Options pursuant to any contractual commitments of the corporation existing on or prior to October 1, 1991; or (V) upon the issuance in one or more transactions, to one or more persons or entities that sell a business, assets or stock to the corporation or any of its subsidiaries (an "Acquisition Transaction") in exchange, in part or in full, for the capital stock of the corporation, of shares of Common Stock (including shares of Common Stock into which Convertible Securities are convertible and which are issued upon exercise of Options) (1) which Acquisition Transaction as of October 1, 1991 is the subject of a contract or letter of intent to which the Company or any of its subsidiaries is a party or (2) of up to 4,139,154 shares of Common Stock in excess of any issuances pursuant to clause 1 of this Paragraph 4(c)(iii)(v).

     (d) Effect on Conversion Price of Certain Events. For purposes of determining the Conversion Price under Paragraph 4 of this Section (B)(4), the following will be applicable:

     (I) Issuance of Rights or Options. If the corporation in any manner grants any rights or options to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") and the purchase price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options will be deemed to be outstanding and to have been issued and sold by the corporation for such purchase price per share. For purposes of this Paragraph, the "purchase price per share for which Common Stock is issuable" will be determined by dividing (A) the total amount, if any, received or receivable by the corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by
(B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price will be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

     (ii) Issuance of Convertible Securities. If the corporation in any manner issues or sells any Convertible Securities and the purchase price per share for which Common Stock is issuable upon such conversion or exchange is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities will be deemed to be outstanding and to have been issued and sold by the corporation for such purchase price per share. For the purposes of this subparagraph, the "purchase price per share for which Common Stock is issuable" will be determined by dividing (A) the total amount received or receivable by the corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price will be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this Paragraph 4, no further adjustment of the Conversion Price will be made by reason of such issue or sale.

     (iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time (other than pursuant to provisions which are intended to give the holders of such Options or Convertible Securities substantially the same protection as that provided by Paragraph 4 above and this Paragraph 4(d)), the Conversion Price in effect at the time of such change will be readjusted to the Conversion Price which would have been if effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

     (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities which resulted in an adjustment to the Conversion Price, without the exercise of any such Option or right which was not outstanding on the first issuance of any shares of 8% Preferred Stock, the Conversion Price then in effect hereunder will be adjusted to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

     (v) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the total amount paid by the purchasers thereof to the corporation therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the corporation will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the corporation will be the Market Price thereof as of the date of receipt. In computing the Market Price of a note or other obligation which is not listed on a securities exchange or quoted in the NASDAQ System or reported by the National Quotation Bureau, Incorporated, the total consideration received by the corporation (including interest) will be discounted based upon the maturity of such note or other obligation at the prime rate of interest at The First National Bank of Chicago in effect at the time the note or obligation is deemed to have been issued. If any Common Stock, Option or Convertible Security is issued in connection with any Acquisition Transaction, the amount of consideration received by the corporation therefor will be deemed to be the fair value of such portion of the net assets and business of the seller as is acquired for such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration received by the corporation other than cash and securities in any Acquisition Transaction will be determined by a majority of the independent directors (as defined, from time to time, under the rules of the American Stock Exchange) of the acquisition committee of the corporation's board of directors or if an acquisition committee is not then appointed, the corporation's board of directors. The fair market value of any consideration other than cash and securities in connection with any stock issuance in any transaction other than an Acquisition Transaction shall be determined by a majority of the independent directors (as defined, from time to time, under the rules of the American Stock Exchange) of the finance committee of the corporation's board of directors, or if a finance committee is not then appointed, the corporation's board of directors.

          (vi) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option will be deemed to have been issued for a consideration of $.01.

          (vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the corporation or any subsidiary of the corporation, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

          (viii) Record Date. If the corporation takes a record of the holders of Common Stock for the purpose of entitling them
(A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities, or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          (e) Subdivision or Combination of Common Stock. If the corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced, and if the corporation at any time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

          (f) Reorganization, Reclassification, Consolidation, Merger or Sale. Any capital reorganization, reclassification, consolidation, merger or sale of all or substantially all of the corporation's assets to another person which is effected in such a way holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the corporation will make provisions to insure that each of the holders of 8% Preferred Stock will thereafter have the right to acquire and receive, in lieu of or in addition to the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's 8% Preferred Stock such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted his 8% Preferred Stock immediately prior to such Organic Change. In any such case, the corporation will make provisions to insure that the provisions of this Section (B)(4) will thereafter be applicable to the Preferred Stock. The corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (if other than the corporation) resulting from consolidation or merger or in the corporation purchasing such assets assumes by written instrument, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

          (g) Certain Events. If any event occurs of the type contemplated by the provisions of Paragraph 4 of this Section(B)(4) but not expressly provided for by such provisions, then the corporation's board of directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Preferred Stock, including without limitation the 8% Preferred Stock; provided, however, that no such adjustment will increase the Conversion Price as otherwise determined pursuant to Paragraph 4 of this Section (B)(4) or decrease the number of shares of Common Stock issuable upon conversion of each share of 8% Preferred Stock.

          (h)  Notices.

               (I)  Immediately upon any adjustment of the
Conversion Price, the corporation will give written notice thereof to all holders of 8% Preferred Stock.

               (II) The corporation will give written notice to all holders of 8% Preferred Stock at least twenty (20) days prior to the date on which the corporation closes its books or takes a record (I) with respect to any dividend or distribution upon Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock, or (III) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

               (III) The corporation will also give written notice to the holders of 8% Preferred Stock at least twenty (20) days prior to the date on which any Organic Change will take place.

               (iv) The corporation will give written notice as required by Paragraph 7(a).

     5.   RESTRICTIONS ON TRANSFER; REGISTRATION RIGHTS

          (a)  Restrictions on Transfer.

               (I) Holders of shares of Common Stock obtained upon conversion of 8% Preferred Stock are prohibited from selling or otherwise disposing of such shares for a period of six (6) months following the closing of an IPO by the corporation (the
"Initial Quiet Period"), but shall have the registration rights described in Paragraph 5(b) of this Section (B)(4) during the 24-month period immediately following the expiration of the Initial
Quiet Period (the "Effective Period").

               (ii) If the corporation offers any of its securities in an underwritten public offering pursuant to a registration statement or statements during the Effective Period, shares of Common Stock issued upon conversion of the 8% Preferred
Stock may not be sold pursuant to such registration statement or statements or pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the "1933 Act"), during a 90-day period (a "Subsequent Quiet Period") beginning upon notice by the underwriters of such underwritten public offering (which notice may be given prior to the commencement such offering);
provided, however, that such Subsequent Quiet Periods shall be a minimum of ninety (90) days apart and no more than two such Subsequent Quiet Periods shall occur without a day-for-day extension of the Effective Period and provided, further, that no such restrictions on sales during the Effective Period shall exist with respect to the shares of Common Stock issued or issuable upon conversion of the 8% Preferred Stock if the number of shares of Common Stock into which the then outstanding shares of 8% Preferred Stock are convertible is less than 10% of the total number of issued and outstanding shares of Common Stock as of the commencement of the Subsequent Quiet Period.

     (b)  Registration Rights.

          (I) Upon the commencement of the Effective Period, the corporation shall have a registration statement or statements in effect with the SEC and all state securities commissioners relating to the shares of Common Stock into which the 8% Preferred Stock is or was convertible and shall maintain the effectiveness of such registration statement(s), and keep the information contained therein current, throughout the Effective Period (including without limitation any extensions thereof pursuant to Paragraph 5(a)(ii) above). Such registration shall be in all respects effected in accordance with subparagraphs (ii) through (viii) of this Paragraph 5(b). The offering to which such registration statement or statements relates need not be an underwritten offering. Notwithstanding the foregoing obligations, the corporation shall not be required to (I) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Paragraph 5(b),
(II) subject itself to tax in any such jurisdiction or (III) consent to general service of process in any such jurisdiction.

          (ii) For purposes hereof, "Registrable Shares" shall mean (I) the Common Stock issued or issuable upon conversion of the 8% Preferred Stock as a result of any stock split, stock dividend, recapitalization or similar event, but excluding any such shares of Common Stock which had been registered pursuant to this Paragraph 5(b) or other shares which are no longer Registrable Shares under clauses (I) and (II) above for any of the following reasons: (A) they have been sold to or through a broker, dealer or underwriter in a public distribution or public securities transaction; (B) they have been sold in a transaction exempt from the registration and prospectus delivery requirements of the 1933 Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of
such sale; or   in the case of a holder who then holds less than
one percent of the then outstanding Common Stock of the corporation), such shares are, in the reasonable opinion of counsel for the corporation, may be sold by such holder in a transaction exempt from the registration and prospectus delivery requirements of the 1933 Act so that all transfer restrictions and restrictive legends with respect thereto may be removed upon the consummation of such sale (provided, however, that shares of Common Stock shall not be excluded pursuant to clauses (A), (B)
or   above if the shares are not listed on any securities
exchange or quoted in the NASDAQ System or the over-the-counter market).

          (iii) The corporation shall bear all expenses incurred in connection with a registration pursuant to this Paragraph 5(b), including without limitation all registration and filing fees, printing expenses and fees and disbursements of counsel for the corporation to the extent permitted by law, provided, however, that the corporation shall have no obligation to pay or otherwise bear any portion of transfer taxes, the fees or disbursements of any special counsel which any holder of 8% Preferred Stock may retain in connection with the registration of his Registrable Shares or any portion of the underwriter's commission, discounts and non-accountable expenses allowance attributable to the Registrable Shares being offered and sold by any holder. The corporation shall have the right to designate the managing underwriter in respect of an underwritten public offering pursuant to this Paragraph 5(b).

          (iv) In connection with each registration of Registrable Shares pursuant to this Paragraph 5(b), the corporation agrees to indemnify and hold harmless each holder of Registrable Shares and its control persons (as defined in Section 15 of the 1933 Act or Section 20 of the 1934 Act), officers, employees and agents and each and all of them, from and against any and all losses, claims, damages, liabilities, costs or expenses (including reasonable attorneys' and accountants' fees) or actions, joint or several, to which they or any of them may become subject under the 1933 Act or otherwise and to reimburse the persons indemnified as above for any reasonable legal or other expenses (including the cost of any investigation and preparation) incurred by them in connection with any litigation or threatened litigation, whether or not resulting in any liability, arising out of, or based upon, (I) any untrue statement of a material fact contained in the registration statement or in any application or other document executed by the corporation in connection therewith or based upon written information furnished by or on behalf of the corporation filed in any jurisdiction in order to register or qualify the Registrable Shares under the securities laws thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (II) the employment by the corporation of any device, scheme or artifice to defraud, or the engaging by the corporation in any act, practice or course of business which operated or would operate as a fraud or deceit, or any conspiracy with respect thereto, in which the corporation shall participate, in connection with the issuance and sale of any of the Registrable Shares.

          (v) Each holder of Registrable Shares included in a registration statement pursuant to this Paragraph 5(b) agrees to indemnify and hold harmless the corporation and each person, if any, who controls the corporation within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each of its officers, directors, employees and agents and each underwriter, to the same extent as the foregoing indemnity from the corporation to them, but with respect to clause (I) of such indemnity in each case to the extent, and only to the extent, that any statement in or omission from or alleged omission from the registration statement was made in reliance upon information furnished in writing to corporation by such holder specifically for use in connection with the preparation of the registration statement or the filing by the corporation in any jurisdiction in order to register or qualify the Registrable Shares under the securities laws thereof.

          (vi) If any action is brought against a person entitled to indemnification pursuant to the foregoing subparagraphs (vi) or (vii) (an "indemnified party") in respect of which indemnity may be sought against a person granting indemnification (an "indemnifying party") pursuant to such subparagraphs, such indemnified party shall promptly notify such indemnifying party in writing of the commencement thereof (provided the omission to so notify the indemnifying party of any such action shall not release the indemnifying party from any liability it may have to such indemnified party except to the extent such failure shall have actually and materially prejudiced the indemnifying party as a result thereof). In case any such action is brought against an indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party against which a claim is to be made will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonable satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall reasonably conclude based upon advice of counsel that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party shall have the right to select separate counsel to assume such legal defenses and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by that indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under subparagraphs (vi) or (vii) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (I) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel), (II) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or
(III) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. An indemnifying party shall not be liable for any settlement of any action or proceeding effected without its written consent.

          (c) Additional Registration Rights. As soon as practicable and in no event later than three months after the final closing date of the 8% Preferred Stock Offering, the corporation shall (at its own expense) register the 8% Preferred Stock with the SEC under the 1934 Act.

     6.   RIGHT OF PARTICIPATION IN SALES

          (a) If at any time prior to the commencement of the Effective Period, Bradley S. Jacobs ("Jacobs") or any corporation, partnership, trust or other entity in which Jacobs has a beneficial interest (other than the corporation) (each, a "Jacobs Entity") desires to sell at any time or from time to time any shares of Common Stock to any person or entity other than a Permitted Transferee (as defined in Paragraph 6(b) of this Section (B)(4)) (hereinafter, the "Purchaser"), then the holders of the 8% Preferred Stock shall have the right to sell a pro rata portion of the shares of Common Stock issued or issuable upon conversion of the 8% Preferred Stock to the Purchaser, as a condition to such sale by Jacobs and/or the Jacobs Entity, at the same price per share and other terms of payment as Jacobs and/or the Jacobs Entity sells his and/or its shares of Common Stock, provided, however, that the provisions of this Paragraph 6 shall not apply to the first 4,344,095 shares of Common Stock (subject to adjustments pursuant to Paragraph 4(e)) sold by Jacobs and/or the Jacobs Entity on or after October 1, 1991, and shall no longer apply once the number of shares of Common Stock held of record or beneficially by Jacobs is 1,000,000 (subject to adjustments pursuant to Paragraph 4(e)) or less. For purposes of this Paragraph 6, "pro rata" means in proportion to the number of shares of Common Stock owned (or deemed to be owned) by Jacobs, any Jacobs Entity, the holders of the 8% Preferred Stock and all other persons or entities entitled to similar participation rights, respectively, at the time the determination is being made. Jacobs or the Jacobs Entity shall notify the holders of the 8% Preferred Stock of any offer to sell shares which is subject to this Paragraph 6, within fifteen (15) days of the date of such offer. In order to participate in any such sale, the holders of the 8% Preferred Stock shall notify Jacobs or the Jacobs Entity of such intention as soon as practicable after receipt of the offer to sell and in any event within twenty (20) days after the date the offer was made and, simultaneously with such notification, the holders of the 8% Preferred Stock shall surrender the certificates representing the shares of 8% Preferred Stock to be sold (or, if such shares have already been converted to shares of Common Stock, the certificates representing such shares of Common Stock) to the corporation.
(If the holder of any such certificate notifies the corporation that such certificate has been lost, stolen or destroyed and executes an agreement satisfactory to the corporation to indemnify the corporation from, or otherwise satisfies the corporation with respect to, any loss incurred by the corporation in connection therewith, then delivery of such notice and agreement shall be deemed fro this purpose to constitute surrender of such certificates.) Upon receipt by Jacobs of such notice and surrender to the corporation of such certificates, the shares of 8% Preferred Stock represented thereby or the appropriate portion thereof shall be deemed to have been converted and the corporation shall promptly deliver to such holders a certificate or certificates representing the shares of Common Stock so issued upon conversion (and, if necessary, a certificate representing the number of shares of 8% Preferred Stock included in the surrendered certificate or certificates which are not deemed to have been converted hereunder).

          (b)  For purposes of Paragraph 6(a) of this Section
(B)(4), "Permitted Transferee" shall mean Jacobs' spouse or lineal descendants or a trust or trusts for the benefit of Jacobs and/or such persons, provided that the shares of Common Stock transferred, sold or otherwise disposed of to such Permitted Transferee (except to another Permitted Transferee) unless such Permitted Transferee complies with the provisions of Paragraph 6(a).

     7.   REPURCHASE

          (a) Repurchase. On the first Business Day following the expiration of the 60-month period commencing on the date of the initial issuance of the 8% Preferred Stock, the Company will notify the holders of the 8% Preferred Stock that, for a period of ninety (90) days thereafter (the "Notice Period"), each holder of the 8% Preferred Stock shall be entitled, by giving written notice thereof to the corporation, to require the corporation to repurchase the number of shares of 8% Preferred Stock specified in such notice, which may be all or any portion of the shares of 8% Preferred Stock then held by such holder, for a repurchase price per share equal to the Liquidation Value (as defined below), payable, only from funds legally available therefore, in a lump sum in accordance with the following sentence. The corporation shall be obligated to repurchase all shares of 8% Preferred Stock with respect to which it received written notices during the Notice Period, all such repurchases to occur at one time within the 90-day period following the expiration of the Notice Period. To the extent that such repurchase shall not be permitted under the provisions of Section 160 of the Delaware General Corporation Law (or any successor provision) ("Section 160"), the corporation shall repurchase those shares which it is permitted to repurchase under Section 160 (pro rata with respect to the number of shares each holder has specified in its notice to the corporation for repurchase), and then on the earliest date and dates subsequent thereto when the Company shall be permitted under Section 160 to effect any such repurchase, it shall effect such repurchase (pro rata with respect to the number of shares each holder specified in its notice to the corporation for repurchase).

          (b) Exception to Repurchase Obligation. The corporation shall not, however, be obligated to repurchase any shares of 8% Preferred Stock pursuant to Paragraph 7(a) if prior to the commencement of the Notice Period the corporation has completed the IPO in which the consideration received by the corporation (determined in accordance with Paragraph 4(d)(v)) is, alone or together with the consideration received by the corporation in any subsequent public offering of its Common Stock completed after the IPO but prior to the commencement of the Notice Period, equal to or greater than 75% of the amount paid by purchasers in connection with the 8% Preferred Stock Offering (as defined in Paragraph 4(b)(I) above).

     8.   LIQUIDATION OR DISSOLUTION

     In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, each holder of the 8% Preferred Stock shall be entitled to receive, for each such share held, a cash payment equal to the Liquidation Value of such share, and no more, before any distribution of assets shall be made to any holder of Common Stock or any other class or series of stock of the corporation ranking junior to the 8% Preferred Stock as to rights on liquidation, dissolution or winding up, but if the distributable assets are insufficient to make such payment in full to the holders of 8% Preferred Stock and any class or series of stock of he corporation ranking pari passu to the 8% Preferred Stock as to rights on liquidation, dissolution or winding up, such assets shall be distributed among the holders of the outstanding shares of 8% Preferred Stock and such other classes and series, ratably per share in proportion to the full per share amount to which they are respectively entitled. For purposes of this Section (B)(4), "Liquidation Value" per share means an amount equal to (I) $11.00 (subject to adjustment as set forth in Paragraph 4(c)) plus (II) the sum of all accumulated and unpaid dividends on such share to the date fixed for payment in liquidation.

     9.   LIMITATIONS

          (a) So long as any shares of the 8% Preferred Stock are outstanding and unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least a majority of all of the outstanding shares of 8% Preferred Stock (given in person or by proxy, either by written consent pursuant to Section 228 of the Delaware General Corporation Law or by a vote at a special meeting of stockholders called for such purpose or at any annual meeting of stockholders, with the holders of 8% Preferred Stock voting as a class and with each share of 8% Preferred Stock having one vote) shall be necessary for (I) the authorization or issuance of any additional shares of 8% Preferred Stock, (ii) authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of this Section (B)(4) which sets forth the powers, designations, preferences and rights of 8% Preferred Stock , and (iii) the creation of any class or series of stock of the corporation ranking senior to the 8% Preferred Stock as to the right to receive accumulated and unpaid dividends, redemption payments and/or liquidation payments.

          (b) Nothing herein contained shall be construed so as to require a class vote or the consent of the holders of the outstanding shares of 8% Preferred Stock (I) in connection with any increase in the total number of authorized shares of Common Stock or Preferred Stock, or (ii) in connection with the authorization or increase of any class or series of capital stock ranking junior to or pari passu with the 8%Preferred Stock with regard to the right to receive accumulated and unpaid dividends, redemption payments and/or liquidation payments.

     10.  RANKING OF 8% PREFERRED STOCK

     With regard to rights to receive accumulated and unpaid dividends, redemption payments and/or liquidation payments, except if approved in accordance with Paragraph 9(a) of this Section (B)(4), the 8% Preferred Stock shall rank senior to or pari passu with any equity securities or securities into which any convertible indebtedness is convertible which are issued by the corporation after August 30, 1991, and prior to the IPO.

     The 8% Preferred Stock shall also be subject to the miscellaneous provisions regarding the corporation's Preferred
Stock set forth in Section (B)(5).

SECTION (B)(5) - MISCELLANEOUS PROVISIONS RELATING TO PREFERRED
                 STOCK

     1.   REGISTRATION OF TRANSFER

     The corporation will keep at its principal office a register for the registration of its classes and series of Preferred Stock. Upon the surrender of any certificate representing any Preferred Stock at such place, the corporation will, at the request of the record holder of such certificate, execute and deliver (at the corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares as is requested by the holder of the surrendered certificate, and dividends will accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Preferred Stock represented by the surrendered certificate.

     2.   REPLACEMENT

     Upon receipt of evidence reasonably satisfactory to the corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of any class or series of Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the corporation (provided that if the holder is an institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class or series represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends will accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

     3.   NOTICES

     Except as otherwise expressly provided, all notices referred to herein will be in writing and will be delivered by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so mailed (a) to the corporation, at its principal executive offices, and (b) to any stockholder, at such holder's address as it appears in the stock records of the corporation (unless otherwise indicated by any such holder).

                         ARTICLE V

     Any and all right, title, and interest and claim in or to any dividends declared by the corporation, whether in cash, stock, or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and is deemed to be extinguished and abandoned; and such unclaimed dividends in the possession of the corporation, its transfer agents or other agents or depositories shall at such time become the absolute property of the corporation, free and clear of any and all claims of any persons whatsoever.

                         ARTICLE VI

     In Furtherance and not in limitation of the power conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the bylaws of the corporation.

                         ARTICLE VII

     A director of the corporation shall not in the absence of fraud be disqualified from his office from dealing or contracting with the corporation either as a vendor, purchaser or otherwise, nor in the absence of fraud shall a director of the corporation be liable to account to the corporation for any profit realized by him from or through any transaction or contract of the corporation by reason of the fact that he, or any other firm of which he is a member or any corporation of which he is an officer, director, or stockholder, was interested in such transaction or contract if such transaction or contract has been authorized, approved or ratified in the manner provided in the General Corporation Law of Delaware for authorization, approval or ratification of transactions or contracts between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest.

                         ARTICLE VIII

     Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                         ARTICLE IX

     The corporation shall indemnify its officers and directors to the full extent permitted by the Delaware General Corporation
Law.

                         ARTICLE X

     The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by Paragraph
(7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, or any corresponding provision of the General Corporation Law of the State of Delaware.

                         ARTICLE XI

     Elections of directors need not be by written ballot unless the bylaws of the corporation so provide.

                         ARTICLE XII

     The corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, I have signed this Amended and Restated
Certificate of Incorporation this          day of             .

                              United Waste Systems, Inc.



                              By:
                                   President

[SEAL]


Secretary

                    CERTIFICATE OF INCREASE OF
                  DESIGNATED NUMBER OF SHARES OF
         SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK
                               FOR
                    UNITED WASTE SYSTEMS, INC.
                       Charter No. 2201957

     UNITED WASTE SYSTEMS, INC. (the "Corporation"), a corporation organized and existing under the General Corporation
Law of the State of Delaware.

     DOES HEREBY CERTIFY that the Certificate of Amendment of the Certificate of Incorporation, setting forth the designations and terms of the Series B Cumulative Convertible Preferred Stock of the Corporation (the "Series B. Preferred Stock"0, was filed int he office of the Secretary of State of Delaware on July 24, 1991 and filed for recording in the office of the Recorder of Deeds for Newcastle County, Delaware on July 26, 1991 as document number 47116 at bk1175, p0722; and that the Amended and Restated Certificate of Incorporation of the Corporation was filed in the office of the Secretary of Sate on October 31, 1991 and filed for recording in the office of the Recorder of Deeds for New Castle county on November 8, 1991 as document number 76965 at bk1213, pg0062.

     That the Board of Directors of the Corporation at a meeting held on January 16, 1992, duly adopted a resolution authorizing and directing an increase in the authorized number of shares constituting the Series B Preferred Stock from 600,000 shares to 850,000 shares, in accordance with the provisions of section 151 of the General Corporation Law of the State of Delaware; and that the sole stockholder of the Series B Preferred Stock, by written consent, duly adopted a resolution consenting to such increase. This Certificate of Increase of Number of Shares shall be effective immediately upon its filing date.

     IN WITNESS WHEREOF, said United Waste Systems, Inc. has caused this certificate to be signed by Richard A. Volonino, its President, and attested by John N. Milne, its Secretary, this 31st day of March, 1992.

                                   UNITED WASTE SYSTEMS, INC.

                                   By:  Richard A. Volonino
                                        Richard A. Volonino
                                        President

ATTEST:

By:  John N. Milne
     John N. Milne, Secretary

            CERTIFICATE OF CORRECTION FILED TO CORRECT
           A CERTAIN ERROR IN THE AMENDED AND RESTATED
                   CERTIFICATE OF INCORPORATION
                                OF
                    UNITED WASTE SYSTEMS, INC.
          FILED IN THE OFFICE OF THE SECRETARY OF STATE
                 OF DELAWARE ON OCTOBER 31, 1991

     UNITED WASTE SYSTEMS, INC. (the "Company"), a corporation organized and existing under and by virtue of the General
Corporation Law of the State of Delaware (the "Act")

     DOES HEREBY CERTIFY:

     1.   That the name of the Company is United Waste Systems,
Inc.

     2.   That an Amended and Restated Certificate of
Incorporation was filed by the Secretary of Sate of Delaware on October 31, 1992, and that such Certificate requires correction as permitted by Section 103 of the Act.

     3. The inaccuracy or defect of such Certificate to be corrected is as follows:

               The dividend specified for holders of the Series C
               Cumulative Convertible Preferred Stock is incorrect.

     4.   Article IV, Section (B)(3), paragraph 2(a) of the
Certificate is corrected to read as follows:

               (a) Each holder of Series C Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the corporation, out of any assets of the corporation legally available for the payment of dividends, preferential cumulative cash dividends at the annual rate of 8% ($0.18 per share) (subject to adjustment for stock splits or combinations) of the Series C Preferred Stock and no more on each share held, which shall be calculated from the date of issuance and shall be payable in equal quarterly installments on the 20th day of each of April, July, October and January in each year (each a "Dividend Payment Date"), commencing April 20, 1992, to holders of record as of the last day of the preceding month; provided, however, that for the quarterly period in which any shares of Series C Preferred Stock are issued, the quarterly dividend thereon shall be prorated from the date of issuance. No such dividends shall be deemed to have accrued until the Dividend Payment Date therefor. Holders of Series C Preferred Stock shall not be entitled to receive interest on any unpaid cumulative dividends. For purposes of this Paragraph 2(a), "Business Day" means any day others than a Saturday, Sunday or any business day on which banking institutions in New York, New York are not required to be open.

     5.   Article IV, Section (B)(3), Paragraph 3(b)(ii) of the
Certificate is corrected to read as follows:

               (ii) During any period in which accumulated unpaid dividends on the Series C Preferred Stock equal or exceed $0.18 per share (subject to adjustment for stock splits or combinations), (I) each holder of the Series C Preferred Stock shall be entitled to one vote for each share of Common Stock issuable upon conversion of such holder's shares of Series C Preferred Stock on any matter submitted to a vote of the corporation's stockholders and 9ii) the holders of the Series C Preferred Stock, voting as a class, shall be entitled to elect one member of the Board of Directors of the corporation at a special meeting of stockholders called for such purpose and at each annual meeting of stockholders thereafter until such accumulated unpaid dividends shall have been paid in full. Any director so elected by the holders of the Series C Preferred Stock shall serve only until such accumulated unpaid dividends shall have been paid in full.

     IN WITNESS WHEREOF, the Company has caused this certificate to be duly executed this 30th day of April, 1992.

                                   UNITED WASTE SYSTEMS, INC.

                                   BY:  John N. Milne
                                   Its: President

Attest:

BY:  Bradley S. Jacobs
Its: Chief Executive Officer

                     CERTIFICATE OF AMENDMENT
                 TO CERTIFICATE OF INCORPORATION
                                OF
                    UNITED WASTE SYSTEMS, INC.

     The name of the corporation is UNITED WASTE SYSTEMS, INC.

     The Certificate of incorporation of the corporation is hereby amended as follows:

     1. The outstanding shares of Common Stock of the corporation, par value $0.001 per share, shall be combined on the basis of one share for each four and one-half shares heretofore outstanding, and the par value of each resulting combined share shall be $0.001. No fractional shares of Common Stock shall be issued as a result of this combination. In lieu of any fractional shares which would otherwise be deliverable to the holder as a result of such combination the corporation shall instead deliver to such holder one whole share of Common Stock.

     2. The first paragraph of ARTICLE IV of the Certificate of Incorporation is hereby amended to read as follows:

     "(a) The amount of the total authorized capital stock of the corporation is 55,000,000 shares, divided into: (a) 35,000,000 shares of Common Stock having a par value equal of $0.001 per shares and the rights designated in Section (A) below; and 9b) 20,000,000 shares of Preferred Stock having a par value of $0.001 per share and the rights and preferences designated in Section (B) below.

     3. The following new Article XIII is added to the Certificate of Incorporation:

                           ARTICLE XIII

     Special meetings of shareholders shall be called upon the request of shareholders owning the aggregate not less than 40% of the total shares of stock entitled to vote, or by the Board of Directors, or by the Chairman of the Board of Directors.

     The amendment was duly adopted by the directors and eh consent of shareholders of the Corporation in accordance with the provisions of Sections 242(b)(1) and 228 of the General
Corporation Law of the State of Delaware. Written notice has been given as provided in such Section 228.

     IN WITNESS WHEREOF, the undersigned hereby certify that the facts herein stated are true and, accordingly, have signed this Certificate of Amendment this 9th day of October 1992.

                                   John N. Milne
                                   John N. Milne, President

Attest:

Michael J. Nolan
Michael J. Nolan
Assistant Secretary
                     CERTIFICATE OF AMENDMENT
                                TO
                   CERTIFICATE OF INCORPORATION
                                OF
                    UNITED WASTE SYSTEMS, INC.

     The name of the corporation is UNITED WASTE SYSTEMS, INC.

     The Certificate of Incorporation of the Incorporation is hereby amended to read as follows:

     "The amount of the total authorized capital stock of the corporation is 30,000,000 shares, divided into: (a) 25,00,000 shares of Common Stock having a par value of $0.001 per shares and the rights designated in Section 9A) below; and (b) 5,000,000 shares of Preferred Stock having a par value of $0.001 per share and the rights and preferences designated in Section (B) below."

     This amendment was duly adopted by the directors and the shareholders of the corporation in accordance with the provisions of Section 242(b)(1) of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned hereby certifies that the facts herein stated are true and, accordingly, has signed this Certificate of Amendment this 31st day of August 1993.

                                   Edward T. Sheehan
                                   Edward T. Sheehan, President

Attest:

Michael J. Nolan
Michael J. Nolan
Assistant Secretary

               CERTIFICATE OF CHANGE OF LOCATION OF
              REGISTERED OFFICE AND REGISTERED AGENT
                                OF
                    UNITED WASTE SYSTEMS, INC.

     The undersigned corporation hereby certifies as follows:

     FIRST:    The name of the corporation is
               United Waste Systems, Inc.

     SECOND: The address of the new registered office shall be 15 East North Street, in the City of Dover, County of Kent, State of Delaware 19901.

     THIRD:    The name of the new registered agent is united
               Corporate Services, Inc.

     FOURTH: The aforesaid changes were duly authorized by appropriate resolutions adopted by the Board of Directors at a meeting thereof.

     IN WITNESS WHEREOF, we have hereunto signed our names and affirm that the statements made herein are true under the penalties of perjury, this 14th day of January, 1993.

                                   UNITED WASTE SYSTEMS, INC.



                                   John N. Milne
                                   (President or Vice President)

ATTEST:

Robert S. Durkin
(Secretary or Assistant Secretary)

                     CERTIFICATE OF AMENDMENT
                               TO
        AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                               OF
                    UNITED WASTE SYSTEMS, INC.

     The name of the corporation is "United Waste Systems, Inc."

     The first paragraph of ARTICLE IV of the Amended and Restated Certificate of Incorporation, as amended, of the Corporation is hereby amended to read as follows:

     The amount of the total authorized capital stock of the Corporation is 80,000,000 shares, divided into: (a)
     75,000,000 shares of Common Stock having a par value of $0.001 per share and the rights designated in Section (A) below; and (b) 5,000,000 shares of Preferred Stock having par value of $0.001 per share and the rights ands preferences designated in Section (B) below.

     This amendment to the Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted by the directors and shareholders of the Corporation in accordance with the provisions of Section 242(b)(1) of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned hereby certifies that the facts herein stated are true and, accordingly, has signed this Certificate of Amendment this 12th day of June, 1996.

                                   UNITED WASTE SYSTEMS, INC.

                                   By:  Robert S. Durkin
                                        Robert S. Durkin
                                        Vice President, Finance

ATTEST:

Michael J. Nolan
Michael J. Nolan
Assistant Secretary